Exhibit 99.1

4th Quarter 2007

AIMCO
Apartment Investment and Management Company

Riverside
Alexandria, Virginia

Denver, Colorado - February 8, 2008
Apartment Investment and Management Company
Announces Fourth Quarter 2007 Results
SUMMARY FINANCIAL RESULTS: Apartment Investment and Management Company (Aimco) (NYSE:AIV) today announced results for the fourth quarter 2007. In accordance with Generally Accepted Accounting Principles (GAAP), all reported per share data has been adjusted to take into account the special dividend declared on December 21, 2007, and paid on January 30, 2008, which resulted in the issuance of approximately 4.6 million additional shares of Aimco’s Class A Common Stock.
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Net loss for the quarter was $26.6 million, compared with net income of $66.1 million in the fourth quarter 2006. Lower results in the fourth quarter 2007 were due to various items including: lower gains on dispositions of real estate and other of $101.0 million, higher interest expense of $9.0 million and real estate impairment charges of $6.6 million, which were partially offset by higher property net operating income of $15.1 million and higher activity and asset management revenues of $17.6 million. Earnings per share (EPS) was a loss of $0.27 on a diluted basis, compared with income of $0.66 per share in the fourth quarter 2006.

•
Funds from operations (diluted) (FFO) is a non-GAAP financial measure defined in the glossary in the Supplemental Information (the Glossary). FFO calculated in accordance with the definition prescribed by the National Association of Real Estate Investment Trusts (NAREIT) was $83.8 million, or $0.83 per share, compared with $88.0 million, or $0.84 per share, in the fourth quarter 2006. FFO before impairment and preferred redemption charges was $0.88 per share, which was at the mid-point of guidance as restated for the special dividend.

•
Adjusted funds from operations (diluted) (AFFO; a non-GAAP financial measure defined in the Glossary) was $61.3 million, or $0.62 per share, compared with $72.8 million, or $0.70 per share, in the fourth quarter 2006. AFFO includes deductions of $0.26 and $0.14 per share for capital replacement expenditures in the fourth quarter 2007 and the fourth quarter 2006, respectively.

Diluted Per Share Results*

	FOURTH QUARTER		FULL YEAR
	2007	2006	2007	2006
Earnings (loss) — EPS	($0.27)	$0.66	($0.36)	$0.95
Funds from operations — FFO	$0.83	$0.84	$3.17	$2.90
FFO before impairment and preferred redemption charges	$0.88	$0.84	$3.25	$2.95
Adjusted funds from operations — AFFO	$0.62	$0.70	$2.34	$2.28
*Adjusted to reflect January 30, 2008, special dividend (see Special Supplement)
Contact
Investor Relations 303.691.4350, Investor@Aimco.com
Elizabeth Coalson, Vice President Investor Relations 303.691.4327

AIMCO 4th Quarter 2007	Page 1

Management Comments
Chairman and Chief Executive Officer Terry Considine comments: “Aimco had a solid 2007. Property operating results improved on a Same Store basis by 4.5%. We invested more than $300 million in value-adding redevelopments. A highlight of the quarter for our asset management and transactions team was the formation of a joint venture with a fund managed by J.P. Morgan Asset Management to invest in certain Los Angeles properties. Given the current choppiness of the economy, we expect more moderate growth in 2008.”
Chief Financial Officer Tom Herzog adds: “Fourth quarter FFO of $0.88 per share was in-line with guidance, as restated for the special dividend, and full year 2007 FFO of $3.25 per share was 10% higher than in 2006. During the fourth quarter 2007 and January 2008, Aimco repurchased, on an accretive basis, approximately 8.5 million shares of its Common Stock for approximately $302 million, or an average price of $35.19 per share. Looking ahead to 2008, we expect FFO of $0.68 to $0.72 per share in the first quarter and $3.22 to $3.38 per share for the year.”
Property Operations
Conventional Real Estate Operations
Aimco is among the nation’s largest owners and operators of market rate apartment communities. Conventional real estate operations consist of Aimco’s diversified portfolio of market rate apartment communities. At the end of the fourth quarter 2007, this portfolio included 439 properties with 127,532 units in which Aimco had a weighted average ownership of 88%. During the fourth quarter 2007, conventional real estate operations generated net operating income of $179.9 million.
“Same Store” Results
In the fourth quarter 2007, the Same Store portfolio included 357 communities with 94,047 Effective Units (see the Glossary) based on Aimco’s weighted average ownership of 88% (See Supplemental Schedules 6a through 7).
Comparing Same Store results in the fourth quarter 2007 with the fourth quarter 2006, total revenue increased $9.9 million, or 4.0%. The increase in revenue was primarily generated by higher average rent, up $24 per unit, or 2.8%, from $862 per unit to $886 per unit, higher occupancy, which was up 0.3% from 94.4% to 94.7%, and increased utility reimbursements, up $2.2 million. Same Store expenses of $105.5 million increased $5.6 million, or 5.7%, compared with the prior year period as a result of higher payroll, marketing, insurance, contract services and utilities. Same Store portfolio net operating income was $152.6 million for the fourth quarter 2007, up 2.9% from the fourth quarter 2006.
Same Store Operating Results

	FOURTH QUARTER					FULL YEAR
	Year-over-year			Sequential
	2007	2006	Variance	3rd Qtr	Variance	2007	2006	Variance
Same Store Operating Measures
Average Physical Occupancy	94.7%	94.4%	0.3%	94.8%	-0.1%	94.7%	94.5%	0.2%
Average Rent Per Unit	$886	$862	2.8%	$881	0.6%	$862	$831	3.7%
Total Same Store ($mm)
Revenue	$258.1	$248.2	4.0%	$255.2	1.1%	$988.1	$946.7	4.4%
Expenses	(105.5)	(99.9)	5.7%	(107.1)	-1.5%	(409.2)	(392.7)	4.2%
NOI ($mm)	$152.6	$148.3	2.9%	$148.1	3.0%	$578.9	$554.0	4.5%

AIMCO 4th Quarter 2007	Page 2

Comparing Same Store results on a sequential basis, total revenue increased $2.9 million in the fourth quarter 2007 compared with the third quarter of 2007, driven by a $5 per unit increase in average rental rates, partially offset by a decrease in occupancy of 10 basis points. Expenses decreased $1.6 million, or 1.5%, primarily due to lower turnover, contract services, repairs and maintenance costs and taxes. Net operating income increased $4.5 million, or 3.0%, on a sequential basis.
Comparing Same Store results on a full year basis, total revenue increased $41.4 million in 2007 compared with 2006, driven by a 3.7% increase in average rental rates per unit, a 20 basis point increase in occupancy and a 20.6% increase in utility reimbursements. Expenses increased $16.5 million, or 4.2%, primarily due to higher payroll, utilities, contract services, marketing, administrative expenses, taxes and insurance, partially offset by lower turnover and repairs and maintenance. Net operating income increased $24.9 million, or 4.5%, on a year-over-year basis.
Affordable Real Estate Operations
Aimco is among the nation’s largest owners and operators of affordable apartment communities. At the end of the fourth quarter 2007, Aimco’s owned affordable portfolio included 312 properties with 37,104 units in which Aimco had an average ownership of 51%. During the fourth quarter 2007, affordable property operations generated net operating income of $19.2 million. Average month-end occupancy for the affordable portfolio decreased 60 basis points from 96.9% for the fourth quarter 2006 to 96.3% for the fourth quarter 2007, while average rent per unit increased 5.1% from $719 to $756 per unit. Average month-end occupancy also decreased 60 basis points from 97.2% in 2006 to 96.6% for the full year 2007, while rents increased $28 per unit, or 3.9%, from $711 to $739 per unit.
Aimco Capital
Aimco Capital, a division led by a dedicated management team, oversees Aimco’s portfolio management activities including acquisitions, dispositions and joint venture efforts, as well as asset management and partnership transactions.
Asset Management and Transactions
Asset management income is earned from the financial management of partnerships. Transaction income is earned from activities such as tax credit syndications, dispositions, refinancings and land sales. Proceeds received in exchange for the transfer of tax credits are recognized ratably as the tax benefits are delivered, and syndication fees are recognized upon completion of tax credit syndications. Consolidated asset management and transaction net operating income, net of tax, was $28.7 million in the fourth quarter 2007 compared to $13.3 million in the fourth quarter 2006. Consolidated asset management and transaction net operating income, net of tax, for the full year 2007 was $58.8 million, an increase of $18.1 million, or 44.3%, when compared to 2006. See Supplemental Schedule 11 for additional information on asset management and transaction income.
During the fourth quarter 2007, Aimco formed a joint venture with a fund managed by J.P. Morgan Asset Management. Aimco contributed to the venture The Palazzo at Park La Brea, The Palazzo East at Park La Brea and The Villas at Park La Brea at a value of $725.7 million, or approximately $525,000 per unit. Aimco received $202.2 million in cash from J.P. Morgan in exchange for an approximate 47% interest in the joint venture. Aimco receives property management and other fees for its continued operation of the properties.
Portfolio Management
ACQUISITIONS — During the fourth quarter 2007, Aimco had no significant acquisition activity.

AIMCO 4th Quarter 2007	Page 3

DISPOSITIONS — Aimco regularly reviews its portfolio to identify properties that do not meet its long-term investment criteria. In the fourth quarter 2007, Aimco sold eight non-core conventional properties and ten affordable properties with 1,675 and 689 units, respectively, for $101.5 million in gross proceeds (Aimco share $66.8 million). Aimco’s share of net proceeds after repayment of existing property debt and transaction costs was $27.7 million.
Aimco’s property dispositions resulted in gains on dispositions of real estate (including gains on dispositions of unconsolidated real estate and other and gains within discontinued operations) of $12.9 million for the fourth quarter 2007, compared with gains of $113.9 million for the fourth quarter 2006.
See Supplemental Schedule 8 for additional information on acquisition and disposition activity.
Redevelopment
Aimco actively reinvests in and upgrades its portfolio through property redevelopments. At the end of the fourth quarter 2007, Aimco had 48 active conventional redevelopment projects and 11 active tax credit redevelopment projects in process. Aimco’s share of total redevelopment expenditures was $121.5 million during the fourth quarter 2007. Conventional redevelopment project expenditures totaled $99.8 million and tax credit redevelopment project expenditures totaled $21.7 million for the quarter. Further information on redevelopment projects is provided in Supplemental Schedule 10.
Additional Financial Information
PROPERTY MANAGEMENT INCOME — Income from property management is generated when Aimco provides property management services to properties with unaffiliated partners. Income from consolidated properties is eliminated in Aimco’s consolidated GAAP financial statements and the related economic benefit is reflected in minority interest.
INTEREST INCOME — Consolidated interest income was $11.1 million for the fourth quarter 2007 compared with $12.7 million for the fourth quarter 2006. Interest income is earned in part from money market and interest bearing accounts as well as on notes receivable from unconsolidated partnerships and non-affiliates.
DEBT ACTIVITY — During the fourth quarter 2007, Aimco closed 28 property loans generating gross proceeds of $398.0 million at a weighted average interest rate of 6.24%. This included refinancing $121.6 million in existing mortgage loans, reducing the average interest rate from 6.74% to 6.08%. After repayment of existing property debt, transaction costs and distributions to limited partners, Aimco’s share of net proceeds was $248.9 million.
As of December 31, 2007, Aimco had $7.5 billion of consolidated debt outstanding, which consisted of: $5.7 billion of fixed rate mortgage debt, which is primarily non-recourse; $1.7 billion of floating rate property and corporate debt; and $75.1 million of other borrowings. In addition, Aimco had $100.0 million of floating rate preferred stock outstanding. Aimco’s FFO exposure to changes in floating interest rates is mitigated by $698.4 million of tax-exempt bonds with rates tied to the Bond Market Association Index, which moves at approximately 0.68% for a 1.00% change in LIBOR. Aimco’s exposure is further offset by floating rate assets, such as cash and notes receivable, and interest capitalized on entitlement and redevelopment properties. Based on Aimco’s proportionate share of quarter-end balances (see Supplemental Schedule 3), Aimco estimates its sensitivity to a 100 basis point change in LIBOR to be approximately $0.02 per share per quarter.
See Supplemental Schedule 5 for more detail on debt characteristics and activity.
INTEREST EXPENSE — Consolidated interest expense was $110.5 million for the fourth quarter 2007 compared with $101.5 million for the fourth quarter 2006. The $9.0 million increase in interest expense is the result of higher balances on property debt, offset by lower weighted average interest rates and higher capitalized interest.
STOCKHOLDERS’ EQUITY — During the fourth quarter 2007, Aimco repurchased approximately 4.0 million shares of its Class A Common Stock at an average price of $37.28 per share for a total cost of $150.4 million, bringing full-year 2007 common stock repurchases to 7.5 million shares at an average price of $43.70 per share for a total cost of $325.8 million.

AIMCO 4th Quarter 2007	Page 4

During the month of January 2008, Aimco repurchased approximately 4.5 million shares of its Class A Common Stock at an average price of $33.33 per share for a total cost of $151.2 million. Since Aimco began repurchasing shares during the third quarter 2006, the company has repurchased approximately 14.3 million shares, or approximately 14.7% of shares outstanding on July 31, 2006, at an average price of $41.79 per share for a total cost of $597.3 million.
On January 29, 2008, the Aimco Board of Directors increased our existing share repurchase authorization by 25 million shares. We are currently authorized to repurchase approximately 28.7 million additional shares. Repurchases may be made from time to time in the open market or in privately negotiated transactions.
Aimco issued approximately 4.6 million shares of its Class A Common Stock on January 30, 2008, in connection with the payment of the special dividend declared on December 21, 2007. See additional details regarding dividends on Common Stock below, and further information regarding the impact of the special dividend on share count contained in the Special Supplement.
G&A — General and administrative expenses for the fourth quarter 2007 of $23.9 million increased $0.5 million or 2.3% when compared with the fourth quarter 2006.
Outlook
For the first quarter 2008, FFO, before impairment and preferred redemption charges, is expected to be in a range from $0.68 to $0.72 per share. For the full year 2008, FFO, before impairment and preferred redemption charges, is expected to be in a range between $3.22 and $3.38 per share. Please refer to the Outlook Schedule, which follows the Consolidated Financial Statements in this release, for more detail on first quarter and full year 2008 guidance.
Dividends on Common Stock
As announced on December 21, 2007, the Aimco Board of Directors declared a special dividend of $2.51 per share of Class A Common Stock, paid on January 30, 2008, to stockholders of record on December 31, 2007. The special dividend was paid in a combination of approximately $55.0 million of cash and 4.6 million shares of Class A Common Stock. The dividend is taxable to the stockholders in 2007 without regard to whether a particular stockholder receives the dividend in the form of cash or shares. The special dividend allowed Aimco to satisfy its REIT distribution requirement while preserving cash for other corporate purposes, including share repurchases.
Cash dividends paid on Class A Common Stock during the year ended December 31, 2007, totaled $2.40 per share, or 96% of AFFO (undiluted, excluding special dividend) and 70% of FFO (diluted, excluding special dividend), on a per share basis, and a 6.9% cash yield based on the $34.73 closing price of Aimco’s Class A Common Stock on December 31, 2007.

AIMCO 4th Quarter 2007	Page 5

Earnings Conference Call
Please join Aimco management for the Fourth Quarter 2007 earnings conference call to be held Friday, February 8, 2008, at 1:00 p.m. Eastern time. You may join the conference call through an Internet audiocast by clicking on the Webcast link on Aimco’s Website at http://www.aimco.com/CorporateInformation/About/Financial/4Q2007. Alternatively, you may join the conference call via telephone by dialing 866-700-5192 with passcode 39039038, or dialing 617-213-8833 for international callers. Please call approximately five minutes before the conference call is scheduled to begin. If you are unable to join the live conference call, you may access the replay for 30 days on Aimco’s Website or by dialing 888-286-8010, 617-801-6888 for international callers, and using passcode 70772669.
Supplemental Information
The Supplemental Information referenced in this release is available on Aimco’s Website at the link http://www.aimco.com/CorporateInformation/About/Financial/4Q2007 or by calling Investor Relations at 303-691-4350.
Forward-looking Statements
This earnings release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of first quarter and full year 2008 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy levels, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate fee income as anticipated. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: severe weather such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco. Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2006, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.
About Aimco
Aimco is a real estate investment trust headquartered in Denver, Colorado that owns and operates a geographically diversified portfolio of apartment communities through 19 regional operating centers. Aimco, through its subsidiaries and affiliates, is the largest owner and operator of apartment communities in the United States with 1,169 properties, including 203,040 apartment units, and serves approximately 750,000 residents each year. Aimco’s properties are located in 46 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500. For more information about Aimco, please visit our web site at www.aimco.com.

AIMCO 4th Quarter 2007	Page 6

GAAP Income Statements

Consolidated Statements of Income
(in thousands, except per share data) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
REVENUES:
Rental and other property revenues	$419,072	$395,794	$1,640,506	$1,540,500
Property management revenues, primarily from affiliates	1,731	3,091	6,923	12,312
Activity fees and asset management revenues	34,201	16,582	73,755	48,893

Total revenues	455,004	415,467	1,721,184	1,601,705

OPERATING EXPENSES:
Property operating expenses	199,053	190,877	768,457	709,694
Property management expenses	753	1,385	5,506	5,111
Activity and asset management expenses	5,345	5,819	23,102	17,342
Depreciation and amortization	120,978	121,532	487,822	452,741
General and administrative expenses	23,930	23,402	89,251	90,149
Other (income) expenses, net	4,003	3,177	(212)	7,403

Total operating expenses	354,062	346,192	1,373,926	1,282,440

Operating income	100,942	69,275	347,258	319,265
Interest income	11,079	12,724	42,539	34,043
Recoveries of (provisions for) losses on notes receivable, net	(1,827)	(2,067)	(3,951)	(2,785)
Interest expense	(110,482)	(101,453)	(422,130)	(391,465)
Deficit distributions to minority partners	(24,016)	(856)	(39,150)	(20,802)
Equity in earnings (losses) of unconsolidated real estate partnerships	1,432	536	(277)	(2,070)
Recoveries of (provisions for) real estate impairment losses, net	(6,638)	—	(6,638)	813
Gain on dispositions of unconsolidated real estate and other	4,874	7,329	31,777	26,845

Loss before minority interests and discontinued operations	(24,636)	(14,512)	(50,572)	(36,156)
Minority interests:
Minority interest in consolidated real estate partnerships	2,426	4,551	(2,036)	(12,338)
Minority interest in Aimco Operating Partnership, preferred [1]	(1,782)	(1,785)	(7,128)	(7,153)
Minority interest in Aimco Operating Partnership, common [1]	3,560	2,726	11,682	13,172

Total minority interests	4,204	5,492	2,518	(6,319)

Loss from continuing operations	(20,432)	(9,020)	(48,054)	(42,475)
Income from discontinued operations, net [3]	8,147	91,519	77,965	219,262

Net (loss) income	(12,285)	82,499	29,911	176,787
Net income attributable to preferred stockholders	14,302	16,388	66,016	81,132

Net (loss) income attributable to common stockholders	$(26,587)	$66,111	$(36,105)	$95,655

Weighted average number of common shares outstanding [2]	97,986	100,245	99,629	100,280

Weighted average number of common shares and common share equivalents outstanding [2]	97,986	100,245	99,629	100,280

Earnings (loss) per common share — basic [2]:
Loss from continuing operations (net of income attributable to preferred stockholders)	$(0.35)	$(0.25)	$(1.14)	$(1.23)
Income from discontinued operations	0.08	0.91	$0.78	2.18

Net (loss) income attributable to common stockholders	$(0.27)	$0.66	$(0.36)	$0.95

Earnings (loss) per common share — diluted [2]:
Loss from continuing operations (net of income attributable to preferred stockholders)	$(0.35)	$(0.25)	$(1.14)	$(1.23)
Income from discontinued operations	0.08	0.91	0.78	2.18

Net (loss) income attributable to common stockholders	$(0.27)	$0.66	$(0.36)	$0.95

AIMCO 4th Quarter 2007	Page 7

GAAP Income Statements (continued)
Notes to Consolidated Statements of Income

[1]	The Aimco Operating Partnership is AIMCO Properties, L.P., the operating partnership in Aimco’s UPREIT structure.

[2]	Weighted average share, common share equivalent and earnings per share amounts for each of the periods presented above have been retroactively adjusted for the effect of shares of Common Stock issued on January 30, 2008, pursuant to the special dividend declared by Aimco’s Board of Directors on December 21, 2007.

[3]	Income from discontinued operations of consolidated properties consists of the following (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Rental and other property revenues	$3,694	$31,722	$52,456	$164,733
Property operating expenses	(1,435)	(16,252)	(29,677)	(86,005)
Depreciation and amortization	(735)	(8,740)	(12,518)	(46,036)
Other expenses	(356)	(1,968)	(3,066)	(5,956)

Operating income	1,168	4,762	7,195	26,736
Interest income	236	551	993	2,126
Interest expense	(679)	(5,762)	(9,959)	(32,896)
Gain on extinguishment of debt	—	—	22,852	—
Minority interest in consolidated real estate partnerships	(176)	5	1,107	3,561

Income (loss) before gain on dispositions of real estate, impairment recoveries, (deficit distributions) recoveries of deficit distributions to minority partners, income tax and minority interests in Aimco Operating Partnership	549	(444)	22,188	(473)

Gain on dispositions of real estate, net of minority partners’ interests	8,065	106,600	65,378	259,855
Real estate impairment recoveries, net	911	311	128	434
(Deficit distributions) recoveries of deficit distributions to minority partners	(19)	(2,476)	390	15,724
Income tax arising from disposals	(525)	(2,721)	(2,135)	(32,918)
Minority interests in Aimco Operating Partnership	(834)	(9,751)	(7,984)	(23,360)

Income from discontinued operations, net	$8,147	$91,519	$77,965	$219,262

AIMCO 4th Quarter 2007	Page 8

GAAP Balance Sheets
Consolidated Balance Sheets
(in thousands) (unaudited)

	December 31, 2007	December 31, 2006
ASSETS
Buildings and improvements	$9,724,669	$9,105,284
Land	2,659,265	2,355,497
Accumulated depreciation	(3,035,242)	(2,702,092)

NET REAL ESTATE	9,348,692	8,758,689
Cash and cash equivalents	210,461	229,824
Restricted cash	318,959	346,029
Accounts receivable, net	71,463	87,166
Accounts receivable from affiliates, net	34,958	19,370
Deferred financing costs	79,923	70,418
Notes receivable from unconsolidated real estate partnerships, net	35,186	40,641
Notes receivable from non-affiliates, net	143,054	139,352
Investment in unconsolidated real estate partnerships	117,217	39,000
Other assets	207,857	202,759
Deferred income tax asset, net	14,426	—
Assets held for sale	24,336	356,527

TOTAL ASSETS	$10,606,532	$10,289,775

LIABILITIES AND STOCKHOLDERS’ EQUITY
Property tax-exempt bond financing	$941,555	$926,952
Property loans payable	6,040,170	5,098,916
Term loans	475,000	400,000
Credit facility	—	140,000
Other borrowings	75,057	67,660

TOTAL INDEBTEDNESS	7,531,782	6,633,528
Accounts payable	56,792	54,972
Accrued liabilities and other	449,485	409,990
Deferred income	202,392	142,260
Security deposits	49,469	42,401
Deferred income tax liability, net	—	4,379
Liabilities related to assets held for sale	11,867	264,757

TOTAL LIABILITIES	8,301,787	7,552,287

Minority interests in consolidated real estate partnerships	441,778	212,149
Minority interests in Aimco Operating Partnership	113,263	185,447

STOCKHOLDERS’ EQUITY
Perpetual preferred stock	723,500	723,500
Convertible preferred stock	—	100,000
Class A Common Stock	961	968
Additional paid-in capital	3,050,212	3,095,430
Notes due on common stock purchases	(5,441)	(4,714)
Distributions in excess of earnings	(2,019,528)	(1,575,292)

TOTAL STOCKHOLDERS’ EQUITY	1,749,704	2,339,892

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,606,532	$10,289,775

AIMCO 4th Quarter 2007	Page 9

GAAP Statements of Cash Flows
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$29,911	$176,787
Depreciation and amortization	487,822	452,741
Adjustments to income from discontinued operations	(68,527)	(210,178)
Other adjustments to reconcile net income	2,958	33,090
Changes in operating assets and liabilities	13,372	66,470

Net cash provided by operating activities	465,536	518,910

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of real estate	(201,434)	(153,426)
Capital expenditures	(689,719)	(512,564)
Proceeds from dispositions of real estate	431,863	958,604
Change in funds held in escrow from tax-free exchanges	25,863	(19,021)
Cash from newly consolidated properties	7,549	23,269
Proceeds from sale of interests in real estate partnerships	194,329	45,662
Purchases of partnership interests	(86,204)	(37,570)
Originations of notes receivable	(10,812)	(94,640)
Proceeds from repayment of notes receivable	14,370	9,604
Other investing activities	42,596	13,122

Net cash (used in) provided by investing activities	(271,599)	233,040

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from property loans	1,552,048	1,185,670
Principal repayments on property loans	(850,484)	(1,004,142)
Proceeds from tax-exempt bonds	82,350	75,568
Principal repayments on tax-exempt bond financing	(70,029)	(229,287)
Borrowings under term loans	75,000	—
Repayments on revolving credit facility	(140,000)	(77,000)
Proceeds (paydowns) on other borrowings	(8,468)	(22,838)
Proceeds from issuance of preferred stock	—	97,491
Redemption of preferred stock	(100,000)	(286,750)
Repurchase of Class A Common Stock	(307,382)	(109,937)
Proceeds from Class A Common Stock option exercises	53,887	107,603
Principal payments on Class A stock notes	1,659	21,844
Payment of Class A Common Stock dividends	(230,806)	(231,697)
Payment of preferred stock dividends	(69,100)	(74,700)
Payment of distributions to minority interests	(180,684)	(117,216)
Other financing activities	(21,291)	(18,465)

Net cash used in financing activities	(213,300)	(683,856)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(19,363)	68,094
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	229,824	161,730

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$210,461	$229,824

AIMCO 4th Quarter 2007	Page 10

Outlook and Forward Looking Statement
First Quarter and Full Year 2008
(unaudited)
This Earnings Release and Supplemental Information contain forward-looking statements, including statements regarding projected results and specifically forecasts of first quarter and full year 2008 results. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rent levels and Same Store results and Aimco’s ability to close transactions necessary to generate transactional income as anticipated.
Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors that are beyond the control of Aimco including, without limitation: natural disasters such as hurricanes; national and local economic conditions; the general level of interest rates; energy costs; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets; insurance risk; acquisition and development risks, including failure of such acquisitions to perform in accordance with projections; the timing of acquisitions and dispositions; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco.
Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2006, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

	First Quarter 2008	Full Year 2008
GAAP earnings per share [1] [4]	-$0.57 to -$0.53	-$1.78 to -$1.62
Add: Depreciation and other	$1.25	$5.00
FFO per share [2] [5]	$0.68 to $0.72	$3.22 to $3.38
AFFO per share [3] [5]		greater than $2.40
2008 Same Store operating assumptions:
Weighted average daily occupancy	94% to 95%	94% to 95%
NOI change — sequential	-3.5% to -2.5%
NOI change - 2008 vs. 2007	0.5% to 1.5%	2.5% to 4.5%

[1]	Aimco’s earnings per share guidance does not include estimates for (i) gains on dispositions or impairment losses due to the unpredictable timing of transactions, (ii) gains or losses on early repayment of debt or (iii) preferred stock redemption related costs.

[2]	FFO per share represents FFO before impairment and preferred redemption related charges.

[3]	Outlook for AFFO is provided on an annual basis.

[4]	The GAAP earnings per share is calculated based on 90.9 million and 90.6 million weighted average common shares (diluted) for the first quarter 2008 and full year 2008, respectively.

[5]	FFO per share and AFFO per share is calculated based on 91.6 million and 91.8 million weighted average common shares (diluted) for the first quarter 2008 and full year 2008, respectively.

AIMCO 4th Quarter 2007	Page 11

AIMCO 4th Quarter 2007

SUPPLEMENTAL INFORMATION

AIMCO

Apartment Investment and Management Company

AIMCO 4th Quarter 2007 SUPPLEMENTAL INFORMATION

PAGE

3	Schedule 1 – Funds From Operations and Adjusted Funds From Operations

5	Schedule 2 – Proportionate Operating Results Presentation

7	Schedule 3 – Proportionate Balance Sheet Presentation

8	Schedule 4 – Share Data

9	Schedule 5 – Selected Debt Structure and Maturity Data

11	Schedule 6a – Same Store Operating Results (4Q 2007 v. 4Q 2006)

12	Schedule 6b – Same Store Operating Results (4Q 2007 v. 3Q 2007)

13	Schedule 6c – Same Store Operating Results (YTD 2007 v. YTD 2006)

14	Schedule 7 – Selected Conventional Portfolio Performance Data

15	Schedule 8 – Property Sales and Acquisition Activity

16	Schedule 9 – Capital Expenditures

17	Schedule 10 – Summary of Redevelopment Activity

18	Schedule 11 – Aimco Capital

19	Schedule 12 – Apartment Unit Summary

20	Special Supplement

21	Glossary

AIMCO 4th Quarter 2007	2

Supplemental Schedule 1
Funds From Operations and Adjusted Funds From Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net (loss) income attributable to common stockholders [1]	$(26,587)	$66,111	$(36,105)	$95,655
Adjustments:
Depreciation and amortization [2]	120,978	121,532	487,822	452,741
Depreciation and amortization related to non-real estate assets	(6,216)	(5,046)	(21,258)	(25,511)
Depreciation of rental property related to minority partners and unconsolidated entities [3]	(8,546)	3,010	(32,150)	63
Gain on dispositions of unconsolidated real estate and other	(4,874)	(7,329)	(12,404)	(26,845)
Gain on dispositions of non-depreciable assets and other	1,328	2,265	7,329	11,526
Deficit distributions to minority partners [4]	24,016	856	39,150	20,802
Discontinued operations:
Gain on dispositions of real estate, net of minority partners’ interests [3]	(8,065)	(106,600)	(65,378)	(259,855)
Depreciation of rental property, net of minority partners’ interests [3]	663	10,373	(8,385)	35,487
Deficit distributions (recoveries of deficit distributions) to minority partners [4]	19	2,476	(390)	(15,724)
Income tax arising from disposals	525	2,721	2,135	32,918
Minority interests in Aimco Operating Partnership’s share of above adjustments	(11,215)	(2,395)	(36,830)	(21,721)
Preferred stock dividends	14,302	16,388	63,381	74,284
Preferred stock redemption related costs	—	—	2,635	6,848

Funds From Operations	$96,328	$104,362	$389,552	$380,668
Preferred stock dividends	(14,302)	(16,388)	(63,381)	(74,284)
Preferred stock redemption related costs	—	—	(2,635)	(6,848)
Dividends/distributions on dilutive preferred securities	1,759	60	1,875	202

Funds From Operations Attributable to Common Stockholders — Diluted	$83,785	$88,034	$325,411	$299,738
Real estate impairment losses (recoveries), continuing operations [5]	6,638	—	6,638	(813)
Real estate impairment losses (recoveries), discontinued operations [5]	(911)	(311)	(128)	(434)
Preferred stock redemption related costs [6]	—	—	2,635	6,848
Minority interests in Aimco Operating Partnership’s share of above adjustments	(533)	28	(849)	(539)
Dividends/distributions on dilutive preferred securities	—	—	—	41

Funds From Operations Attributable to Common Stockholders — Diluted (excluding impairment losses and preferred stock redemption related costs)	$88,979	$87,751	$333,707	$304,841

Capital Replacements	(28,634)	(16,466)	(102,612)	(76,599)
Minority interest in Aimco Operating Partnership’s share of Capital Replacements	2,682	1,603	9,532	7,375
Dividends/distributions on non-dilutive preferred securities	(1,701)	(60)	(1,817)	(244)

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted	$61,326	$72,828	$238,810	$235,373

Funds From Operations Attributable to Common Stockholders — Diluted:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding [8]:
Common shares and equivalents [7]	98,841	104,534	102,017	103,161
Dilutive preferred securities	2,268	76	609	75

	101,109	104,610	102,626	103,236

Funds From Operations (excluding impairment losses and preferred stock redemption related costs):
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding [8]:
Common shares and equivalents [7]	98,841	104,534	102,017	103,161
Dilutive preferred securities	2,268	76	609	89

	101,109	104,610	102,626	103,250

Adjusted Funds From Operations Attributable to Common Stockholders — Diluted:
Weighted average common shares, common share equivalents and dilutive preferred securities outstanding [8]:
Common shares and equivalents [7]	98,841	104,534	102,017	103,161
Dilutive preferred securities	100	—	25	—

	98,941	104,534	102,042	103,161

Per Share [8]:
Funds From Operations — Diluted	$0.83	$0.84	$3.17	$2.90
Funds From Operations — Diluted (excluding impairment losses and preferred stock redemption related costs)	$0.88	$0.84	$3.25	$2.95
Adjusted Funds From Operations — Diluted	$0.62	$0.70	$2.34	$2.28
Dividends paid [9]	$0.60	$0.60	$2.40	$2.40

AIMCO 4th Quarter 2007	3

Supplemental Schedule 1 (continued)
Notes to Funds From Operations and Adjusted Funds From Operations

[1]	Represents the numerator for calculating basic earnings per common share in accordance with GAAP.

[2]	Includes amortization of management contracts where Aimco is the general partner. Such management contracts were established in certain instances where Aimco acquired a general partner interest in either a consolidated or an unconsolidated partnership. Because the recoverability of these management contracts depends primarily on the operations of the real estate owned by the limited partnerships, Aimco believes it is consistent with NAREIT’s April 1, 2002 White Paper to add back such amortization, as the White Paper directs the add back of amortization of assets uniquely significant to the real estate industry.

[3]	“Minority partners’ interests” means minority interests in our consolidated real estate partnerships.

[4]	In accordance with GAAP, deficit distributions to minority partners are charges recognized in Aimco’s income statement when cash is distributed to a non-controlling partner in a consolidated real estate partnership in excess of the positive balance in such partner’s capital account, which is classified as minority interest on the balance sheet. Aimco records these charges for GAAP purposes even though there is no economic effect or cost. Deficit distributions to minority partners occur when the fair value of the underlying real estate exceeds its depreciated net book value because the underlying real estate has appreciated or maintained its value. As a result, the recognition of expense for deficit distributions to minority partners represents, in substance, either (1) recognition of depreciation previously allocated to the non-controlling partner or (2) a payment related to the non-controlling partner’s share of real estate appreciation. Based on NAREIT’s White Paper guidance that requires real estate depreciation and gains to be excluded from FFO, Aimco adds back deficit distributions and subtracts related recoveries in its reconciliation of net income to FFO.

[5]	On October 1, 2003, NAREIT clarified its definition of FFO to include impairment losses, which previously had been added back to calculate FFO. Although Aimco’s presentation conforms with the NAREIT definition, Aimco considers such approach to be inconsistent with the treatment of gains on dispositions of real estate, which are not included in FFO. Aimco no longer adds back impairment losses when computing FFO in accordance with this clarification. FFO for the three months and year ended December 31, 2007 includes net impairment losses of $5.7 million and $6.5 million, respectively. FFO for the three months and year ended December 31, 2006 includes recoveries of impairment losses of $0.3 million and $1.2 million, respectively.

[6]	In accordance with the Securities and Exchange Commission’s July 31, 2003 interpretation of the Emerging Issues Task Force Topic D-42, Aimco includes redemption related preferred stock costs in FFO. As a result, FFO for the years ended December 31, 2007 and 2006, includes redemption premiums and issuance costs of $2.6 million and $6.8 million, respectively.

[7]	Represents the denominator for calculating Aimco’s diluted earnings per common share in accordance with GAAP plus additional common share equivalents that are dilutive for FFO or AFFO.

[8]	Weighted average common shares, common share equivalents, dilutive preferred securities and per share funds from operations amounts for each of the periods presented above have been retroactively adjusted for the effect of shares of Common Stock issued on January 30, 2008 pursuant to the special dividend declared by Aimco’s Board of Directors on December 21, 2007.

[9]	Dividends paid per share for the periods presented have not been adjusted to give effect to shares of Common Stock issued on January 30, 2008 pursuant to the special dividend declared by Aimco’s Board of Directors on December 21, 2007.

AIMCO 4th Quarter 2007	4

Supplemental Schedule 2

Proportionate Operating Results Presentation	(page 1 of 2)
(in thousands) (unaudited)

	Three Months Ended December 31, 2007				Year Ended December 31, 2007
	Aimco	Share of	Minority	Proportionate	Aimco	Share of	Minority	Proportionate
	GAAP Income	Unconsolidated	Partners'	Income	GAAP Income	Unconsolidated	Partners'	Income
	Statement	Partnerships	Interest	Statement	Statement	Partnerships	Interest	Statement
Revenues:
Rental and other property revenues:
Same Store properties [1] [2]	$292,777	$420	$(25,108)	$268,089	$1,153,507	$1,727	$(117,248)	$1,037,986
Acquisition properties [1]	7,607	—	—	7,607	23,571	—	—	23,571
Redevelopment properties [1]	50,005	—	(4,445)	45,560	192,541	—	(17,841)	174,700
Other properties [1]	9,348	207	(860)	8,695	37,311	1,025	(3,252)	35,084
Affordable properties [1]	59,335	5,884	(20,469)	44,750	233,576	23,416	(76,737)	180,255

Total rental and other property revenues	419,072	6,511	(50,882)	374,701	1,640,506	26,168	(215,078)	1,451,596
Property management revenues, primarily from affiliates [3]	1,731	(259)	2,120	3,592	6,923	(1,118)	11,214	17,019
Activity fees and asset management revenues	34,201	—	—	34,201	73,755	—	—	73,755

Total revenues	455,004	6,252	(48,762)	412,494	1,721,184	25,050	(203,864)	1,542,370

Operating expenses:
Property operating expenses:
Same Store properties [2]	121,633	213	(11,272)	110,574	485,218	834	(53,065)	432,987
Acquisition properties	3,310	—	—	3,310	10,319	—	—	10,319
Redevelopment properties	21,695	—	(2,348)	19,347	83,731	2	(9,220)	74,513
Other properties	4,680	107	(361)	4,426	19,450	619	(1,633)	18,436
Affordable properties	32,893	2,744	(11,615)	24,022	121,698	12,410	(40,089)	94,019
Casualties, Conventional	3,734	101	363	4,198	7,952	(306)	1,979	9,625
Casualties, Affordable	355	(42)	132	445	1,005	(122)	523	1,406
Property management expenses, Conventional [4]	9,331	—	(1,106)	8,225	33,310	—	(1,376)	31,934
Property management expenses, Affordable [4]	1,422	—	(307)	1,115	5,774	—	(1,488)	4,286

Total property operating expenses	199,053	3,123	(26,514)	175,662	768,457	13,437	(104,369)	677,525
Property management expenses [5]	753	—	1,413	2,166	5,506	—	2,864	8,370
Activity and asset management expenses	5,345	—	—	5,345	23,102	—	—	23,102
Depreciation and amortization	120,978	1,176	(9,801)	112,353	487,822	4,935	(37,392)	455,365
General and administrative expenses	23,930	22	(1,106)	22,846	89,251	99	(4,579)	84,771
Other expenses (income), net	4,003	(369)	(2,284)	1,350	(212)	2,241	(6,419)	(4,390)

Total operating expenses	354,062	3,952	(38,292)	319,722	1,373,926	20,712	(149,895)	1,244,743

Operating income	100,942	2,300	(10,470)	92,772	347,258	4,338	(53,969)	297,627
Interest income:
General partner loan interest	2,659	(67)	2,407	4,999	11,662	(330)	22,606	33,938
Money market and interest bearing accounts	6,367	355	(1,174)	5,548	24,387	928	(4,376)	20,939
Accretion on discounted notes receivable	2,053	—	—	2,053	6,490	—	—	6,490

Total interest income	11,079	288	1,233	12,600	42,539	598	18,230	61,367
Provision for losses on notes receivable	(1,827)	—	—	(1,827)	(3,951)	—	—	(3,951)
Interest expense:
Property debt (primarily non-recourse)	(106,669)	(1,158)	12,053	(95,774)	(407,600)	(5,224)	50,631	(362,193)
Corporate credit facility	(11,826)	—	—	(11,826)	(45,249)	—	—	(45,249)
Capitalized interest	8,013	2	(390)	7,625	30,719	11	(1,827)	28,903

Total interest expense	(110,482)	(1,156)	11,663	(99,975)	(422,130)	(5,213)	48,804	(378,539)
Deficit distributions to minority partners	(24,016)	—	—	(24,016)	(39,150)	—	—	(39,150)
Equity in earnings (losses) of unconsolidated real estate partnerships	1,432	(1,432)	—	—	(277)	277	—	—
Real estate impairment (losses) recoveries, net	(6,638)	—	—	(6,638)	(6,638)	—	—	(6,638)
Gain on dispositions of unconsolidated real estate and other	4,874	—	—	4,874	31,777	—	(15,101)	16,676

Loss before minority interests and discontinued operations	(24,636)	—	2,426	(22,210)	(50,572)	—	(2,036)	(52,608)
Minority interest in consolidated real estate partnerships	2,426	—	(2,426)	—	(2,036)	—	2,036	—
Minority interest in Aimco Operating Partnership	1,778	—	—	1,778	4,554	—	—	4,554

Loss from continuing operations	(20,432)	—	—	(20,432)	(48,054)	—	—	(48,054)
Income from discontinued operations, net	8,147	—	—	8,147	77,965	—	—	77,965

Net income (loss)	(12,285)	—	—	(12,285)	29,911	—	—	29,911
Net income attributable to preferred stockholders	14,302	—	—	14,302	66,016	—	—	66,016

Net loss attributable to common stockholders	$(26,587)	$—	$—	$(26,587)	$(36,105)	$—	$—	$(36,105)

(See footnotes on page 2 of 2)

AIMCO 4th Quarter 2007	5

Supplemental Schedule 2

Proportionate Operating Results Presentation	(page 2 of 2)
(in thousands) (unaudited)

	Three Months
	Ended	Year Ended
	December 31,	December 31,
	2007	2007
Components of FFO:
Real estate operations:
Rental and other property revenues	$374,701	$1,451,596
Property operating expenses	(175,662)	(677,525)

Net real estate operations	199,039	774,071
Property management, net	1,426	8,649
Activity and asset management, net	28,856	50,653
Depreciation and amortization related to non-real estate assets	(6,139)	(20,950)
General and administrative expenses	(22,846)	(84,771)
Other (expenses) income, net	(1,350)	4,390
Interest income	12,600	61,367
Provision for losses on notes receivable	(1,827)	(3,951)
Interest expense	(99,975)	(378,539)
Gain on dispositions of non-depreciable assets	1,328	7,329
Gain on extinguishment of debt	—	4,271
Discontinued operations:
Operations and other	1,735	14,293
Interest expense	(521)	(5,529)
Gain on extinguishment of debt	—	5,039
Preferred stock dividends	(14,302)	(63,381)
Preferred partnership unit distributions	(1,782)	(7,128)
Dividends/distributions on dilutive preferred securities	1,759	1,875

Subtotal before minority interest in Aimco Operating Partnership	$98,001	$367,688
Minority interest in common units of Aimco Operating Partnership	(9,022)	(33,980)

FFO Attributable to Common Stockholders — Diluted (excluding impairment losses and preferred stock redemption related costs)	$88,979	$333,707

Reconciliation of Net Income to FFO and AFFO:
Net (loss) income	$(12,285)	$29,911
Depreciation and amortization	112,353	455,365
Depreciation and amortization related to non-real estate assets	(6,139)	(20,950)
Deficit distributions to minority partners	24,016	39,150
Gain on dispositions of unconsolidated real estate and other	(4,874)	(16,676)
Gain on dispositions of non-depreciable assets	1,328	7,329
Gain on extinguishment of debt	—	4,271
Discontinued operations	(6,856)	(72,018)
Real estate impairment losses (recoveries), continuing operations	6,638	6,638
Real estate impairment losses (recoveries), discontinued operations	(911)	(128)
Minority interest in Aimco Operating Partnership’s share of adjustments	(11,748)	(37,679)
Preferred stock dividends	(14,302)	(63,381)
Dividends/distributions on dilutive preferred securities	1,759	1,875

FFO Attributable to Common Stockholders — Diluted (excluding impairment losses and preferred stock redemption related costs)	$88,979	$333,707
Capital Replacements	(28,634)	(102,612)
Minority interest in Aimco Operating Partnership’s share of Capital Replacements	2,682	9,532
Dividends/distributions on non-dilutive preferred securities	(1,701)	(1,817)

AFFO Attributable to Common Stockholders — Diluted	$61,326	$238,810

Notes to Schedule 2:

[1]	See definitions and descriptions in Glossary.

[2]	Same store amounts in this schedule differ from the same store amounts in Schedule 6. Any such differences are the result of (a) certain variations in the treatment of intercompany eliminations in GAAP versus non-GAAP measures; (b) the effect of changing ownership percentages over time due to Aimco’s acquisition of additional partnership interests and (c) the elimination of non-recurring items that if included in Schedule 6 would distort Schedule 6 same store results.

[3]	Property management revenues reported in Aimco’s GAAP income statement reflect fees charged to unconsolidated properties. Property management revenues reported in the proportionate income statement reflect the minority partners’ share of fees charged to both consolidated and unconsolidated properties.

[4]	Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of consolidated properties. Property management expenses reported on this line in the proportionate income statement reflect Aimco’s share of both consolidated and unconsolidated property management expenses.

[5]	Property management expenses reported on this line in Aimco’s GAAP income statement reflect expenses related to the management of unconsolidated properties. Property management expenses reported on this line in the proportionate income statement reflect minority partners’ share of both consolidated and unconsolidated property management expenses.

AIMCO 4th Quarter 2007	6

Supplemental Schedule 3
Proportionate Balance Sheet Presentation
(in thousands) (unaudited)

	Consolidated	Proportionate
	GAAP	Share of	Minority	Proportionate
	Balance Sheet	Unconsolidated	Partners'	Balance
	December 31, 2007	Partnerships [1]	Interest [2]	Sheet [3]
ASSETS
Buildings and improvements	$9,724,669	$50,892	$(1,400,913)	$8,374,648
Land	2,659,265	2,055	(148,658)	2,512,662
Accumulated depreciation	(3,035,242)	(33,804)	750,135	(2,318,911)

NET REAL ESTATE	9,348,692	19,143	(799,436)	8,568,399
Cash and cash equivalents	210,461	1,343	(43,949)	167,855
Restricted cash	318,959	4,978	(67,142)	256,795
Accounts receivable, net	71,463	544	—	72,007
Accounts receivable from affiliates, net	34,958	—	—	34,958
Deferred financing costs	79,923	—	—	79,923
Notes receivable from unconsolidated real estate partnerships, net	35,186	—	—	35,186
Notes receivable from non-affiliates, net	143,054	—	—	143,054
Investment in unconsolidated real estate partnerships	117,217	21,488	—	138,705
Other assets	207,857 [4]	14,536	—	222,393
Deferred income tax asset, net	14,426	—	—	14,426
Assets held for sale	24,336	—	—	24,336

TOTAL ASSETS	$10,606,532	$62,032	$(910,527)	$9,758,037

LIABILITIES AND STOCKHOLDERS’ EQUITY
Property tax-exempt bond financing	$941,555	$127	$(25,462)	$916,220
Property loans payable	6,040,170	53,674	(866,010)	5,227,834
Term loans	475,000	—	—	475,000
Credit facility	—	—	—	—
Other borrowings	75,057	—	—	75,057

TOTAL INDEBTEDNESS	7,531,782	53,801	(891,472)	6,694,111
Accounts payable	56,792	8,231	—	65,023
Accrued liabilities and other	449,485	—	—	449,485
Deferred income	202,392 [5]	—	—	202,392
Security deposits	49,469	—	—	49,469
Liabilities related to assets held for sale	11,867	—	—	11,867

TOTAL LIABILITIES	8,301,787	62,032	(891,472)	7,472,347

Minority interest in consolidated real estate partnerships	441,778	—	(19,055)	422,723
Minority interest in Aimco Operating Partnership	113,263	—	—	113,263

NET OPERATING ASSETS		$—	$—	$1,749,704

STOCKHOLDERS’ EQUITY
Perpetual preferred stock	723,500
Class A Common Stock	961
Additional paid-in capital	3,050,212
Notes due on common stock purchases	(5,441)
Distributions in excess of earnings	(2,019,528)

TOTAL STOCKHOLDERS’ EQUITY	1,749,704

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,606,532

[1]	Total of Aimco’s proportionate share of selected unconsolidated balance sheet data.

[2]	Total of minority partners’ share of selected balance sheet data. Additionally, Aimco has notes receivable from consolidated partnerships which are eliminated in the GAAP balance sheet. The minority partners’ share of amounts payable to Aimco pursuant to those notes is $73.3 million.

[3]	Aimco’s proportionate consolidated balance sheet, which includes the GAAP balance sheet as of December 31, 2007, plus Aimco’s proportionate share of selected unconsolidated balance sheet data and less minority partners’ share of selected balance sheet data.

[4]	Other assets includes $81.9 million in goodwill and $2.2 million in investments in management contracts.

[5]	Deferred income includes $139.4 million of tax credit equity received that will be recognized in earnings as the related low income housing tax credits and other tax benefits are delivered to the tax credit investors.

AIMCO 4th Quarter 2007	7

Supplemental Schedule 4

Share Data As of December 31, 2007 (in thousands) (unaudited)
Preferred Securities

	Shares/Units
	Outstanding
	as of
	December 31,		Redemption
	2007		Date [1]	Coupon		Amount
Perpetual Preferred Stock [2]:
Class G	4,050		7/15/2008	9.375%		$101,000
Class T	6,000		7/31/2008	8.000%		150,000
Class U	8,000		3/24/2009	7.750%		200,000
Class V	3,450		9/29/2009	8.000%		86,250
Class Y	3,450		12/21/2009	7.875%		86,250
Series A Community Reinvestment Act	0	[3]	6/30/2011	6.380%	[4]	100,000

Total perpetual preferred stock						723,500

Preferred Partnership Units [5]	3,253			7.988%		89,107

Total outstanding preferred securities						$812,607

Common Stock and Equivalents

	Shares/Units
	Outstanding	Weighted Average Shares / Units
	as of	Three Months Ended		Year Ended
	December 31,	December 31, 2007		December 31, 2007
	2007	Diluted EPS	Diluted FFO	Diluted EPS	Diluted FFO
Class A Common Stock [6]	90,484	93,463	93,463	95,106	95,106
Shares of Class A Common Stock issued January 30, 2008 pursuant to Special Dividend [11]	4,523	4,523	4,523	4,523	4,523
Dilutive securities:	—	—	—	—	—
Options, restricted stock and non-recourse shares [7][11]	410	—	855	—	1,967
High Performance Units [8]	—	—	—	—	421
Convertible preferred securities [9][11]	—	—	2,268	—	609

Total shares and dilutive share equivalents	95,417	97,986	101,109	99,629	102,626

Common Partnership Units [10]	9,683	9,688	9,688	9,746	9,746

Common Partnership Units and equivalents	9,683	9,688	9,688	9,746	9,746

Total shares, units and dilutive share equivalents	105,100	107,674	110,797	109,375	112,372

Notes:

[1]	The redemption date is the date the securities are first eligible for redemption by Aimco.

[2]	Preferred stock amounts are shown net of any eliminations required by GAAP.

[3]	Represents 200 shares at a liquidation preference per share of $500,000.

[4]	The dividend rate is a variable rate per annum equal to the Three-Month LIBOR Rate plus 1.25%, calculated as of the beginning of each quarterly dividend period.

[5]	Coupon is based on a weighted average.

[6]	Includes a deduction of 1,068,000 for non-recourse shares and unvested restricted stock as of December 31, 2007.

[7]	Stock options, restricted stock and non-recourse shares are presumed to be dilutive as of December 31, 2007 and reflect the options and shares outstanding at the end of the period and the $34.73 share price at the end of the period. Dilution for the three and twelve months ended December 31, 2007 reflects the weighted average amounts during the period.

[8]	Represents the number of equivalent common OP units that would be issued if the applicable measurement period for Class IX HPUs, which ends on December 31, 2008, had ended on December 31, 2007 (if dilutive). For the year ended December 31, 2007, HPUs are included as the average number dilutive during each of the quarterly periods during the year.

[9]	For the year ended December 31, 2007, represents the number of common shares that would be issued upon conversion, if dilutive, considering the reduction in preferred dividends/distributions that would result from conversion. The dilutive effect of convertible preferred securities is less than $0.001 per share for the year ended December 31, 2007. The remaining class of convertible preferred stock was redeemed on September 30, 2007 and thus does not impact the determination of shares/units outstanding as of December 31, 2007 and for the three months ended December 31, 2007.

[10]	Includes Common Partnership Units and Class I High Performance Units.

[11]	Class A Common Stock, options, restricted stock and non-recourse shares and convertible preferred securities amounts for each of the periods presented have been retroactively adjusted for the effect of shares of Common Stock issued on January 30, 2008, pursuant to the special dividend declared by Aimco’s Board of Directors on December 21, 2007.

AIMCO 4th Quarter 2007	8

Supplemental Schedule 5
Selected Debt Structure and Maturity Data
As of December 31, 2007
(dollars in thousands)
(unaudited)
I. Debt Balances and Data

					Weighted
		Proportionate			Average
		Share of	Minority	Total Aimco	Maturity	Weighted
Debt	Consolidated	Unconsolidated	Interest	Share	(years)	Average Rate
Property Debt (primarily non-recourse):

Conventional Portfolio:
Fixed rate loans payable	$4,815,118	$6,671	$(579,695)	$4,242,094	9.1	6.23%
Floating rate loans payable [1]	558,933	—	(42,207)	516,726	2.6	6.18%

Total property loans payable	5,374,051	6,671	(621,902)	4,758,820	8.4	6.22%
Fixed rate tax-exempt bonds	168,957	—	(6,209)	162,748	14.5	5.83%
Floating rate tax-exempt bonds [1]	605,590	—	(5,342)	600,248	14.0	3.58%

Total property tax-exempt bond financing	774,547	—	(11,551)	762,996	14.1	4.06%

Total Conventional portfolio	6,148,598	6,671	(633,453)	5,521,816	9.2	5.92%

Affordable Portfolio:
Fixed rate loans payable	652,532	39,032	(244,109)	447,455	16.9	5.59%
Floating rate loans payable	13,587	7,972	—	21,559	2.9	5.25%

Total property loans payable	666,119	47,004	(244,109)	469,014	16.2	5.57%
Fixed rate tax-exempt bonds	74,183	127	(11,462)	62,848	28.1	5.04%
Floating rate tax-exempt bonds [1]	92,825	—	(2,449)	90,376	27.0	4.08%

Total property tax-exempt bond financing	167,008	127	(13,911)	153,224	27.4	4.48%

Total Affordable portfolio	833,127	47,131	(258,020)	622,238	19.0	5.30%

Total property debt	$6,981,725	$53,802	$(891,473)	$6,144,054	10.2	5.86%

Corporate Debt:
Term Loans	$475,000	$—	$—	$475,000	—	6.38%
Credit Facility	—	—	—	—	—	—

Total corporate debt	$475,000	$—	$—	$475,000	—	6.38%

Other borrowings [2]	$75,057	$—	$—	$75,057

Total debt	$7,531,782	$53,802	$(891,473)	$6,694,111		5.90%

[1]	Floating rate debt presented above includes $487.2 million of fixed rate debt that is effectively converted to floating rates using total rate of return swaps.

[2]	Other borrowings consists primarily of unsecured notes payable and obligations under sale and leaseback arrangements accounted for as financings. At December 31, 2007, other borrowings includes $66.5 million of fixed rate obligations with interest rates ranging from zero to 10.0% and $8.5 million of variable rate obligations bearing interest at the prime rate plus 1.75%.
II. Debt Maturities
Consolidated Property Debt:

				Percent	Average
	Amortization	Maturities	Total	of Total	Rate
Q1 2008	$29,609	$40,706	$70,315	1.0%	6.80%
Q2 2008	29,812	33,566	63,378	0.9%	5.68%
Q3 2008	29,841	80,117	109,958	1.6%	5.68%
Q4 2008	30,127	165,813	195,940	2.8%	6.00%
Q1 2009	30,232	138,136	168,368	2.4%	5.23%
Q2 2009	30,780	171,102	201,882	2.9%	5.63%
Q3 2009	31,621	—	31,621	0.4%	—
Q4 2009	32,389	86,654	119,043	1.7%	4.38%
2010	134,876	505,467	640,343	9.2%	6.10%
2011	141,423	366,742	508,165	7.3%	5.46%
2012	145,154	320,359	465,513	6.7%	6.18%
Thereafter			4,407,199	63.1%

Total property debt			$6,981,725	100.0%

Corporate Debt:

				Percent	Average
	Amortization	Maturities	Total	of Total	Rate
2009 [1]	$—	$75,000	$75,000	15.8%	6.48%
2011	—	400,000	400,000	84.2%	6.37%

Total corporate debt	$—	$475,000	$475,000	100.0%	6.38%

[1]	The $75.0 million term loan that matures September 14, 2008 is included in 2009 due to the one-year extension option.

AIMCO 4th Quarter 2007	9

Supplemental Schedule 5 (continued)
Selected Debt Structure and Maturity Data
As of December 31, 2007
(dollars in millions)
(unaudited)
III. Loan Closings

FOURTH QUARTER LOAN CLOSINGS [1]	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Property Loan Type (all non-recourse)	Amount [2]	Amount	Original Loan	New Loan	Proceeds [3]	Rate	Rate
Refinancings:
Fixed Rate	$83.2	$251.1	$76.9	$223.8	$144.7	6.69%	5.93%
Floating Rate	35.4	$138.4	30.5	130.9	98.9	6.75%	6.84%
Affordable, Mark-to-Market and Other	3.0	8.0	3.0	8.0	4.8	7.97%	5.68%

Loans Relating to Acquisitions:
Fixed Rate	—	0.5	—	0.5	0.5	—	6.05%

Totals	$121.6	$398.0	$110.4	$363.2	$248.9	6.74%	6.24%

YEAR-TO-DATE LOAN CLOSINGS [1]	Original	New	Aimco	Aimco	Aimco
	Loan	Loan	Share	Share	Net	Prior	New
Property Loan Type (all non-recourse)	Amount [2]	Amount	Original Loan	New Loan	Proceeds [3]	Rate	Rate
Refinancings:
Fixed Rate	$478.5	$1,181.8	$397.7	$975.3	$568.8	6.96%	6.06%
Floating Rate	252.0	385.1	203.2	325.0	119.0	7.18%	6.69%
Affordable, Mark-to-Market and Other	26.3	115.7	18.6	102.3	60.4	8.38%	4.93%

Loans Relating to Acquisitions:
Fixed Rate	16.0	134.0	16.0	134.0	116.0	5.25%	5.77%

Totals	$772.8	$1,816.6	$635.5	$1,536.6	$864.2	7.05%	6.10%

[1]	Loan activity includes new loans and the refinancing and recasting of existing loans on consolidated and unconsolidated properties.

[2]	Original Loan Amount represents the principal balance outstanding at the time of the refinance.

[3]	Aimco net proceeds is after transaction costs and any release of escrow funds.
IV. Capitalization

	June 30, 2007		September 30, 2007		December 31, 2007
	Amount	Percent	Amount	Percent	Amount	Percent
Corporate debt	$554	4.5%	$550	4.7%	$475	4.4%
Property debt (Aimco’s share)	5,830	47.5%	6,068	51.5%	6,144	57.1%
Other borrowings	60	0.5%	65	0.6%	75	0.7%

Total debt	6,444	52.5%	6,683	56.8%	6,694	62.2%
Less cash and restricted cash (Aimco’s share)	(454)	-3.7%	(485)	-4.1%	(425)	-3.9%

Net debt	5,990	48.8%	6,198	52.7%	6,269	58.3%
Preferred equity	913	7.4%	813	6.9%	813	7.6%
Common equity at market [1]	5,366	43.8%	4,752	40.4%	3,675	34.2%

Total capitalization	$12,269	100.0%	$11,763	100.0%	$10,757	100.0%

[1]	Common equity at market at December 31, 2007, September 30, 2007 and June 30, 2007 was calculated using 105.810 million, 105.285 million, and 106.433 million shares of Class A Common Stock and common partnership units outstanding multiplied by the closing price of $34.73, $45.13 and $50.42 per share/unit as of December 31, 2007, September 28, 2007 and June 29, 2007, respectively. The total number of shares of Class A Common Stock and common partnership units outstanding as of December 31, 2007 has been adjusted for the effect of the shares issued under Aimco’s special dividend paid on January 30, 2008.
V. Credit Ratings

Moody’s Investor Service Standard and Poor’s Fitch	Senior Unsecured Shelf Corporate Credit Rating Bank Credit Facility	(P) Ba1 (stable outlook) BB+ (stable outlook) BBB- (stable outlook)

AIMCO 4th Quarter 2007	10

Supplemental Schedule 6(a)
Same Store Operating Results
Fourth Quarter 2007 Compared to Fourth Quarter 2006
(unaudited) (in thousands, except site and unit data)

					Three Months Ended				Three Months Ended				Change
					December 31, 2007				December 31, 2006				Revenue		Expenses		NOI
	Sites	Units		Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent
California
Bay Area — Sacramento	6	1,395		96%	$5,234	$2,085	$3,149		$4,900	$1,903	$2,997		$334	6.8%	$182	9.6%	$152	5.1%
Los Angeles — Long Beach — Ventura	12	3,538		82%	16,090	4,947	11,143		15,251	4,573	10,678		839	5.5%	374	8.2%	465	4.4%
Orange County — Riverside	6	1,017		84%	2,602	987	1,615		2,541	930	1,611		61	2.4%	57	6.1%	4	0.2%
San Diego	4	1,622		96%	5,483	1,744	3,739		5,186	1,640	3,546		297	5.7%	104	6.3%	193	5.4%

	28	7,572		87.6%	29,409	9,763	19,646	95.5%	27,878	9,046	18,832	95.9%	1,531	5.5%	717	7.9%	814	4.3%
Florida
Jacksonville	2	592		100%	1,290	602	688		1,330	528	802		(40)	-3.0%	74	14.0%	(114)	-14.2%
Miami — Fort Lauderdale	10	3,226		86%	10,450	4,229	6,221		10,366	4,045	6,321		84	0.8%	184	4.5%	(100)	-1.6%
Orlando — Daytona	19	4,422		94%	9,734	5,442	4,292		10,246	4,335	5,911		(512)	-5.0%	1,107	25.5%	(1,619)	-27.4%
Tampa — St. Petersburg	14	3,536		86%	7,395	3,745	3,650		7,455	3,267	4,188		(60)	-0.8%	478	14.6%	(538)	-12.8%
West Palm Beach — Boca	5	1,505		100%	4,159	1,930	2,229		4,258	1,725	2,533		(99)	-2.3%	205	11.9%	(304)	-12.0%

	50	13,281		91.1%	33,028	15,948	17,080	91.9%	33,655	13,900	19,755	92.6%	(627)	-1.9%	2,048	14.7%	(2,675)	-13.5%
Midwest
Chicago	15	3,849		86%	11,122	4,083	7,039		10,523	4,330	6,193		599	5.7%	(247)	-5.7%	846	13.7%
Cincinnati — Dayton	5	1,441		69%	2,414	937	1,477		2,280	945	1,335		134	5.9%	(8)	-0.8%	142	10.6%
Columbus	8	1,884		79%	3,044	1,382	1,662		2,802	1,342	1,460		242	8.6%	40	3.0%	202	13.8%
Detroit — Ann Arbor	4	1,665		94%	3,635	1,878	1,757		3,493	1,737	1,756		142	4.1%	141	8.1%	1	0.1%
Grand Rapids — Lansing	11	4,404		77%	7,036	3,184	3,852		6,482	3,351	3,131		554	8.5%	(167)	-5.0%	721	23.0%
Indianapolis	24	9,781		92%	16,368	7,633	8,735		15,771	7,300	8,471		597	3.8%	333	4.6%	264	3.1%
Minneapolis — St. Paul	4	1,223		84%	3,536	1,525	2,011		3,346	1,343	2,003		190	5.7%	182	13.6%	8	0.4%
Midwest other	2	704		44%	623	307	316		609	295	314		14	2.3%	12	4.1%	2	0.6%

	73	24,951		84.6%	47,778	20,929	26,849	94.7%	45,306	20,643	24,663	94.6%	2,472	5.5%	286	1.4%	2,186	8.9%
Northeast
Baltimore	9	1,772		87%	5,157	1,855	3,302		4,976	1,787	3,189		181	3.6%	68	3.8%	113	3.5%
New England	16	5,745		100%	19,830	6,786	13,044		19,696	6,692	13,004		134	0.7%	94	1.4%	40	0.3%
Philadelphia — New York	13	5,522		87%	18,599	6,718	11,881		17,812	6,058	11,754		787	4.4%	660	10.9%	127	1.1%
Washington	17	8,890		96%	29,483	10,567	18,916		28,008	10,093	17,915		1,475	5.3%	474	4.7%	1,001	5.6%

	55	21,929		94.1%	73,069	25,926	47,143	95.9%	70,492	24,630	45,862	95.5%	2,577	3.7%	1,296	5.3%	1,281	2.8%
Southeast
Atlanta	9	2,513		82%	5,033	2,201	2,832		4,752	2,570	2,182		281	5.9%	(369)	-14.4%	650	29.8%
Savannah — Augusta	2	416		100%	922	410	512		971	317	654		(49)	-5.0%	93	29.3%	(142)	-21.7%
Columbia — Charleston	2	440		85%	844	344	500		830	320	510		14	1.7%	24	7.5%	(10)	-2.0%
Nashville	7	2,166		81%	4,299	1,696	2,603		4,131	1,792	2,339		168	4.1%	(96)	-5.4%	264	11.3%
Norfolk	9	2,747		84%	6,423	2,037	4,386		6,308	2,106	4,202		115	1.8%	(69)	-3.3%	184	4.4%
Raleigh — Durham — Chapel Hill	8	2,247		77%	3,416	1,588	1,828		3,248	1,486	1,762		168	5.2%	102	6.9%	66	3.7%
Richmond — Petersburg	3	744		91%	1,736	562	1,174		1,695	589	1,106		41	2.4%	(27)	-4.6%	68	6.1%

	40	11,273		82.8%	22,673	8,838	13,835	94.0%	21,935	9,180	12,755	93.6%	738	3.4%	(342)	-3.7%	1,080	8.5%
Texas
Austin — San Marcos	7	1,497		100%	3,261	1,614	1,647		3,092	1,487	1,605		169	5.5%	127	8.5%	42	2.6%
Dallas — Fort Worth	16	3,710		88%	6,654	3,373	3,281		6,382	3,068	3,314		272	4.3%	305	9.9%	(33)	-1.0%
Houston — Galveston	30	8,008		83%	13,894	7,261	6,633		13,093	6,552	6,541		801	6.1%	709	10.8%	92	1.4%
San Antonio	8	1,727		100%	3,145	1,696	1,449		2,981	1,473	1,508		164	5.5%	223	15.1%	(59)	-3.9%

	61	14,942		88.0%	26,954	13,944	13,010	94.9%	25,548	12,580	12,968	93.8%	1,406	5.5%	1,364	10.8%	42	0.3%
West
Colorado Front Range	23	5,109		84%	10,527	4,253	6,274		9,684	3,947	5,737		843	8.7%	306	7.8%	537	9.4%
Phoenix — Mesa	15	3,936		94%	7,962	3,395	4,567		7,582	3,249	4,333		380	5.0%	146	4.5%	234	5.4%
Salt Lake City — Ogden	4	1,511		87%	2,810	867	1,943		2,548	970	1,578		262	10.3%	(103)	-10.6%	365	23.1%
Seattle	3	364		60%	653	254	399		576	243	333		77	13.4%	11	4.5%	66	19.8%
West other	5	1,621		100%	3,235	1,403	1,832		2,991	1,487	1,504		244	8.2%	(84)	-5.6%	328	21.8%

	50	12,541		88.6%	25,187	10,172	15,015	95.6%	23,381	9,896	13,485	94.5%	1,806	7.7%	276	2.8%	1,530	11.3%

SAME STORE TOTALS	357	106,489	[2]	88.3%	$258,098	$105,520	$152,578	94.7%	$248,195	$99,875	$148,320	94.4%	$9,903	4.0%	$5,645	5.7%	$4,258	2.9%

Reconciliation to total rental and other property revenues and property operating expenses per GAAP income statement [1]					160,974	93,533	67,441		147,599	91,002	56,597

Total rental and other property revenues and property operating expenses per GAAP income statement					$419,072	$199,053	$220,019		$395,794	$190,877	$204,917

[1]	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) elimination and other adjustments made in accordance with GAAP; and (iv) non-recurring adjustments that would distort results if not adjusted.

[2]	Same Store Effective Units were approximately 94,047 at December 31, 2007.

AIMCO 4th Quarter 2007	11

Supplemental Schedule 6(b)
Same Store Operating Results
Fourth Quarter 2007 Compared to Third Quarter 2007
(unaudited) (in thousands, except site and unit data)

					Three Months Ended				Three Months Ended				Change
					December 31, 2007				September 30, 2007				Revenue		Expenses		NOI
	Sites	Units		Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent
California
Bay Area — Sacramento	6	1,395		96%	$5,234	$2,085	$3,149		5,065	1,900	3,165		$169	3.3%	$185	9.7%	$(16)	-0.5%
Los Angeles — Long Beach - Ventura	12	3,538		82%	16,090	4,947	11,143		15,958	4,868	11,090		132	0.8%	79	1.6%	53	0.5%
Orange County — Riverside	6	1,017		84%	2,602	987	1,615		2,582	987	1,595		20	0.8%	—	0.0%	20	1.3%
San Diego	4	1,622		96%	5,483	1,744	3,739		5,447	1,653	3,794		36	0.7%	91	5.5%	(55)	-1.4%

	28	7,572		87.6%	29,409	9,763	19,646	95.5%	29,052	9,408	19,644	95.2%	357	1.2%	355	3.8%	2	0.0%
Florida
Jacksonville	2	592		100%	1,290	602	688		1,293	495	798		(3)	-0.2%	107	21.6%	(110)	-13.8%
Miami — Fort Lauderdale	10	3,226		86%	10,450	4,229	6,221		10,439	3,886	6,553		11	0.1%	343	8.8%	(332)	-5.1%
Orlando — Daytona	19	4,422		94%	9,734	5,442	4,292		9,843	4,503	5,340		(109)	-1.1%	939	20.9%	(1,048)	-19.6%
Tampa — St. Petersburg	14	3,536		86%	7,395	3,745	3,650		7,472	3,558	3,914		(77)	-1.0%	187	5.3%	(264)	-6.7%
West Palm Beach — Boca	5	1,505		100%	4,159	1,930	2,229		4,098	1,772	2,326		61	1.5%	158	8.9%	(97)	-4.2%

	50	13,281		91.1%	33,028	15,948	17,080	91.9%	33,145	14,214	18,931	91.7%	(117)	-0.4%	1,734	12.2%	(1,851)	-9.8%
Midwest
Chicago	15	3,849		86%	11,122	4,083	7,039		10,751	4,724	6,027		371	3.5%	(641)	-13.6%	1,012	16.8%
Cincinnati — Dayton	5	1,441		69%	2,414	937	1,477		2,381	1,052	1,329		33	1.4%	(115)	-10.9%	148	11.1%
Columbus	8	1,884		79%	3,044	1,382	1,662		2,982	1,526	1,456		62	2.1%	(144)	-9.4%	206	14.1%
Detroit — Ann Arbor	4	1,665		94%	3,635	1,878	1,757		3,581	1,791	1,790		54	1.5%	87	4.9%	(33)	-1.8%
Grand Rapids — Lansing	11	4,404		77%	7,036	3,184	3,852		6,680	3,431	3,249		356	5.3%	(247)	-7.2%	603	18.6%
Indianapolis	24	9,781		92%	16,368	7,633	8,735		16,402	8,315	8,087		(34)	-0.2%	(682)	-8.2%	648	8.0%
Minneapolis — St. Paul	4	1,223		84%	3,536	1,525	2,011		3,573	1,581	1,992		(37)	-1.0%	(56)	-3.5%	19	1.0%
Midwest other	2	704		44%	623	307	316		617	280	337		6	1.0%	27	9.6%	(21)	-6.2%

	73	24,951		84.6%	47,778	20,929	26,849	94.7%	46,967	22,700	24,267	94.5%	811	1.7%	(1,771)	-7.8%	2,582	10.6%
Northeast
Baltimore	9	1,772		87%	5,157	1,855	3,302		5,159	1,861	3,298		(2)	0.0%	(6)	-0.3%	4	0.1%
New England	16	5,745		100%	19,830	6,786	13,044		20,146	6,931	13,215		(316)	-1.6%	(145)	-2.1%	(171)	-1.3%
Philadelphia — New York	13	5,522		87%	18,599	6,718	11,881		18,313	6,711	11,602		286	1.6%	7	0.1%	279	2.4%
Washington	17	8,890		96%	29,483	10,567	18,916		28,835	11,039	17,796		648	2.2%	(472)	-4.3%	1,120	6.3%

	55	21,929		94.1%	73,069	25,926	47,143	95.9%	72,453	26,542	45,911	96.0%	616	0.9%	(616)	-2.3%	1,232	2.7%
Southeast
Atlanta	9	2,513		82%	5,033	2,201	2,832		4,997	2,387	2,610		36	0.7%	(186)	-7.8%	222	8.5%
Savannah — Augusta	2	416		100%	922	410	512		952	390	562		(30)	-3.2%	20	5.1%	(50)	-8.9%
Columbia — Charleston	2	440		85%	844	344	500		840	344	496		4	0.5%	—	0.0%	4	0.8%
Nashville	7	2,166		81%	4,299	1,696	2,603		4,242	1,876	2,366		57	1.3%	(180)	-9.6%	237	10.0%
Norfolk	9	2,747		84%	6,423	2,037	4,386		6,601	2,218	4,383		(178)	-2.7%	(181)	-8.2%	3	0.1%
Raleigh — Durham — Chapel Hill	8	2,247		77%	3,416	1,588	1,828		3,435	1,657	1,778		(19)	-0.6%	(69)	-4.2%	50	2.8%
Richmond — Petersburg	3	744		91%	1,736	562	1,174		1,698	662	1,036		38	2.2%	(100)	-15.1%	138	13.3%

	40	11,273		82.8%	22,673	8,838	13,835	94.0%	22,765	9,534	13,231	95.7%	(92)	-0.4%	(696)	-7.3%	604	4.6%
Texas
Austin — San Marcos	7	1,497		100%	3,261	1,614	1,647		3,424	1,572	1,852		(163)	-4.8%	42	2.7%	(205)	-11.1%
Dallas — Fort Worth	16	3,710		88%	6,654	3,373	3,281		6,517	3,294	3,223		137	2.1%	79	2.4%	58	1.8%
Houston — Galveston	30	8,008		83%	13,894	7,261	6,633		13,447	7,171	6,276		447	3.3%	90	1.3%	357	5.7%
San Antonio	8	1,727		100%	3,145	1,696	1,449		2,961	1,759	1,202		184	6.2%	(63)	-3.6%	247	20.5%

	61	14,942		88.0%	26,954	13,944	13,010	94.9%	26,349	13,796	12,553	95.4%	605	2.3%	148	1.1%	457	3.6%
West
Colorado Front Range	23	5,109		84%	10,527	4,253	6,274		10,244	4,292	5,952		283	2.8%	(39)	-0.9%	322	5.4%
Phoenix — Mesa	15	3,936		94%	7,962	3,395	4,567		7,794	3,733	4,061		168	2.2%	(338)	-9.1%	506	12.5%
Salt Lake City — Ogden	4	1,511		87%	2,810	867	1,943		2,721	1,060	1,661		89	3.3%	(193)	-18.2%	282	17.0%
Seattle	3	364		60%	653	254	399		629	233	396		24	3.8%	21	9.0%	3	0.8%
West other	5	1,621		100%	3,235	1,403	1,832		3,088	1,610	1,478		147	4.8%	(207)	-12.9%	354	24.0%

	50	12,541		88.6%	25,187	10,172	15,015	95.6%	24,476	10,928	13,548	95.1%	711	2.9%	(756)	-6.9%	1,467	10.8%

SAME STORE TOTALS	357	106,489	[2]	88.3%	$258,098	$105,520	$152,578	94.7%	$255,207	$107,122	$148,085	94.8%	$2,891	1.1%	$(1,602)	-1.5%	$4,493	3.0%

Reconciliation to total rental and other property revenues and property operating expenses per GAAP income statement [1]					160,974	93,533	67,441		159,134	80,940	78,194

Total rental and other property revenues and property operating expenses per GAAP income statement					$419,072	$199,053	$220,019		$414,341	$188,062	$226,279

[1]	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) elimination and other adjustments made in accordance with GAAP; and (iv) non-recurring adjustments that would distort results if not adjusted.

[2]	Same Store Effective Units were approximately 94,047 at December 31, 2007.

AIMCO 4th Quarter 2007	12

Supplemental Schedule 6(c)
Same Store Operating Results
Year Ended December 31, 2007 Compared to Year Ended December 31, 2006
(unaudited) (in thousands, except site and unit data)

				Year Ended				Year Ended				Change
				December 31, 2007				December 31, 2006				Revenue		Expenses		NOI
	Sites	Units	Ownership	Revenue	Expenses	NOI	Occ %	Revenue	Expenses	NOI	Occ %	Amount	Percent	Amount	Percent	Amount	Percent
California
Bay Area — Sacramento	5	1,291	95%	$18,306	$6,825	$11,481		$17,170	$6,561	$10,609		$1,136	6.6%	$264	4.0%	$872	8.2%
Los Angeles — Long Beach - Ventura	11	2,927	88%	51,495	15,485	36,010		48,492	14,785	33,707		3,003	6.2%	700	4.7%	2,303	6.8%
Orange County — Riverside	6	1,017	84%	10,299	3,841	6,458		9,812	3,591	6,221		487	5.0%	250	7.0%	237	3.8%
San Diego	4	1,622	96%	21,385	6,689	14,696		20,632	6,500	14,132		753	3.6%	189	2.9%	564	4.0%

	26	6,857	90.6%	101,485	32,840	68,645	95.5%	96,106	31,437	64,669	96.1%	5,379	5.6%	1,403	4.5%	3,976	6.1%
Florida
Jacksonville	2	592	100%	5,128	2,166	2,962		5,295	2,053	3,242		(167)	-3.2%	113	5.5%	(280)	-8.6%
Miami — Fort Lauderdale	10	3,226	86%	41,958	16,426	25,532		41,376	16,451	24,925		582	1.4%	(25)	-0.2%	607	2.4%
Orlando — Daytona	19	4,422	94%	39,656	18,647	21,009		40,608	16,432	24,176		(952)	-2.3%	2,215	13.5%	(3,167)	-13.1%
Tampa — St. Petersburg	13	3,212	85%	26,089	12,252	13,837		25,932	10,793	15,139		157	0.6%	1,459	13.5%	(1,302)	-8.6%
West Palm Beach — Boca	5	1,505	100%	16,936	7,183	9,753		17,123	6,791	10,332		(187)	-1.1%	392	5.8%	(579)	-5.6%

	49	12,957	90.7%	129,767	56,674	73,093	92.0%	130,334	52,520	77,814	95.3%	(567)	-0.4%	4,154	7.9%	(4,721)	-6.1%
Midwest
Chicago	15	3,849	86%	43,126	17,904	25,222		40,845	17,889	22,956		2,281	5.6%	15	0.1%	2,266	9.9%
Cincinnati — Dayton	5	1,441	69%	9,336	3,883	5,453		8,869	4,007	4,862		467	5.3%	(124)	-3.1%	591	12.2%
Columbus	7	1,820	79%	11,355	5,257	6,098		10,682	5,651	5,031		673	6.3%	(394)	-7.0%	1,067	21.2%
Detroit — Ann Arbor	3	1,421	100%	12,453	6,559	5,894		11,659	6,178	5,481		794	6.8%	381	6.2%	413	7.5%
Grand Rapids — Lansing	11	4,404	77%	27,022	13,255	13,767		25,273	13,266	12,007		1,749	6.9%	(11)	-0.1%	1,760	14.7%
Indianapolis	24	9,781	92%	64,699	31,376	33,323		62,485	30,182	32,303		2,214	3.5%	1,194	4.0%	1,020	3.2%
Minneapolis — St. Paul	4	1,223	84%	14,064	6,147	7,917		13,267	5,928	7,339		797	6.0%	219	3.7%	578	7.9%
Midwest other	2	704	44%	2,502	1,142	1,360		2,478	1,132	1,346		24	1.0%	10	0.9%	14	1.0%

	71	24,643	84.8%	184,557	85,523	99,034	94.4%	175,558	84,233	91,325	93.8%	8,999	5.1%	1,290	1.5%	7,709	8.4%
Northeast
Baltimore	9	1,772	87%	20,629	7,390	13,239		19,306	7,273	12,033		1,323	6.9%	117	1.6%	1,206	10.0%
New England	16	5,745	100%	79,892	28,727	51,165		78,133	27,876	50,257		1,759	2.3%	851	3.1%	908	1.8%
Philadelphia — New York	13	5,522	87%	73,332	26,818	46,514		69,511	25,236	44,275		3,821	5.5%	1,582	6.3%	2,239	5.1%
Washington	17	8,890	96%	115,070	43,473	71,597		110,346	41,145	69,201		4,724	4.3%	2,328	5.7%	2,396	3.5%

	55	21,929	94.1%	288,923	106,408	182,515	95.8%	277,296	101,530	175,766	95.5%	11,627	4.2%	4,878	4.8%	6,749	3.8%
Southeast
Atlanta	6	1,804	88%	14,642	6,598	8,044		13,228	6,691	6,537		1,414	10.7%	(93)	-1.4%	1,507	23.1%
Savannah — Augusta	2	416	100%	3,699	1,515	2,184		3,777	1,305	2,472		(78)	-2.1%	210	16.1%	(288)	-11.7%
Columbia — Charleston	2	440	85%	3,286	1,316	1,970		3,248	1,320	1,928		38	1.2%	(4)	-0.3%	42	2.2%
Nashville	7	2,166	81%	16,815	7,082	9,733		15,985	6,977	9,008		830	5.2%	105	1.5%	725	8.0%
Norfolk	9	2,747	84%	25,845	8,693	17,152		25,283	8,356	16,927		562	2.2%	337	4.0%	225	1.3%
Raleigh — Durham — Chapel Hill	8	2,247	77%	13,568	6,433	7,135		12,383	6,308	6,075		1,185	9.6%	125	2.0%	1,060	17.4%
Richmond — Petersburg	3	744	91%	6,846	2,442	4,404		6,255	2,254	4,001		591	9.4%	188	8.3%	403	10.1%

	37	10,564	83.7%	84,701	34,079	50,622	94.7%	80,159	33,211	46,948	93.0%	4,542	5.7%	868	2.6%	3,674	7.8%
Texas
Austin — San Marcos	7	1,497	100%	12,961	6,367	6,594		11,879	6,059	5,820		1,082	9.1%	308	5.1%	774	13.3%
Dallas — Fort Worth	16	3,710	88%	26,127	13,091	13,036		24,871	12,698	12,173		1,256	5.1%	393	3.1%	863	7.1%
Houston — Galveston	30	8,008	83%	53,656	27,870	25,786		50,388	26,575	23,813		3,268	6.5%	1,295	4.9%	1,973	8.3%
San Antonio	8	1,727	100%	12,118	6,507	5,611		11,763	5,907	5,856		355	3.0%	600	10.2%	(245)	-4.2%

	61	14,942	87.9%	104,862	53,835	51,027	94.9%	98,901	51,239	47,662	93.7%	5,961	6.0%	2,596	5.1%	3,365	7.1%
West
Colorado Front Range	23	5,109	84%	40,727	16,690	24,037		38,075	16,125	21,950		2,652	7.0%	565	3.5%	2,087	9.5%
Phoenix — Mesa	14	3,612	93%	27,444	12,471	14,973		26,300	12,015	14,285		1,144	4.3%	456	3.8%	688	4.8%
Salt Lake City — Ogden	4	1,511	87%	10,714	3,838	6,876		9,887	3,808	6,079		827	8.4%	30	0.8%	797	13.1%
Seattle	3	364	60%	2,473	972	1,501		2,209	994	1,215		264	12.0%	(22)	-2.2%	286	23.5%
West other	5	1,621	100%	12,410	5,845	6,565		11,890	5,629	6,261		520	4.4%	216	3.8%	304	4.9%

	49	12,217	88.4%	93,768	39,816	53,952	95.0%	88,361	38,571	49,790	94.8%	5,407	6.1%	1,245	3.2%	4,162	8.4%

SAME STORE TOTALS	348	104,109	88.7%	$988,063	$409,175	$578,888	94.7%	$946,715	$392,741	$553,974	94.5%	$41,348	4.4%	$16,434	4.2%	$24,914	4.5%

Reconciliation to total rental and other property revenues and property operating expenses per GAAP income statement [1]				652,443	359,282	293,161		593,785	316,953	276,832

Total rental and other property revenues and property operating expenses per GAAP income statement				$1,640,506	$768,457	$872,049		$1,540,500	$709,694	$830,806

[1]	Includes: (i) minority partners’ share of consolidated less Aimco’s share of unconsolidated property revenues and property operating expenses (at current period ownership); (ii) property revenues and property operating expenses related to other consolidated entities; (iii) elimination and other adjustments made in accordance with GAAP; and (iv) non-recurring adjustments that would distort results if not adjusted.

AIMCO 4th Quarter 2007	13

Supplemental Schedule 7
Selected Conventional Portfolio Performance Data
(unaudited)
SAME STORE PORTFOLIO PERFORMANCE

	CORE	NON-CORE	TOTAL
Rent, average fourth quarter 2007	$1,043	$658	$886
Occupancy, average fourth quarter 2007	94.8%	94.6%	94.7%
Operating margin	62.1%	52.1%	59.1%
Total number of properties	211	146	357
Total number of units	63,198	43,291	106,489
Effective Units	57,037	37,010	94,047
Percent of total Same Store NOI	73.9%	26.1%	100.0%

4th Quarter 2007 vs. 4th Quarter 2006 Change
Revenue	3.4%	5.3%	4.0%
Expenses	5.3%	6.2%	5.7%
NOI	2.3%	4.5%	2.9%

Sequential, 4th Quarter 2007 vs. 3rd Quarter 2007 Change
Revenue	0.9%	1.6%	1.1%
Expenses	-0.6%	-3.2%	-1.5%
NOI	1.9%	6.5%	3.0%

Full year 2007 vs. 2006 Change
Revenue	4.0%	5.3%	4.4%
Expenses	4.5%	3.6%	4.2%
NOI	3.6%	7.0%	4.5%
TOTAL CONVENTIONAL PORTFOLIO — SUMMARY BY MARKET

		Quarter Ended December 31, 2007		Quarter Ended December 31, 2006
Percent of Total Conventional NOI	CORE	NON-CORE	TOTAL	CORE	NON-CORE	TOTAL
Top 20 Markets
1 Washington	10.7%	0.0%	10.7%	10.2%	0.0%	10.2%
2 Los Angeles-Long Beach-Ventura [1]	9.1%	0.0%	9.1%	8.9%	0.0%	8.9%
3 New England	6.7%	0.0%	6.7%	7.1%	0.0%	7.1%
4 Philadelphia	6.2%	0.0%	6.2%	6.5%	0.0%	6.5%
5 Miami/Fort Lauderdale	6.0%	0.0%	6.0%	5.9%	0.0%	5.9%
6 Chicago	5.3%	0.6%	5.9%	4.8%	0.5%	5.3%
7 Indianapolis/Fort Wayne	0.0%	4.5%	4.5%	0.0%	4.7%	4.7%
8 New York	4.1%	0.0%	4.1%	3.1%	0.0%	3.1%
9 Houston-Galveston	0.0%	3.6%	3.6%	0.0%	4.0%	4.0%
10 Colorado Front Range	3.1%	0.2%	3.3%	3.0%	0.2%	3.2%
11 Phoenix-Mesa	2.8%	0.1%	2.9%	2.9%	0.2%	3.1%
12 Tampa-St. Petersburg	2.1%	0.8%	2.9%	2.2%	0.8%	3.0%
13 Norfolk	2.8%	0.0%	2.8%	2.8%	0.0%	2.8%
14 Orlando-Daytona	2.5%	0.2%	2.7%	3.6%	0.3%	3.9%
15 San Diego	2.6%	0.0%	2.6%	2.4%	0.0%	2.4%
16 Grand Rapids-Lansing	0.0%	2.2%	2.2%	0.0%	1.8%	1.8%
17 Orange County-Riverside	2.0%	0.0%	2.0%	2.4%	0.0%	2.4%
18 Bay Area	1.8%	0.0%	1.8%	0.8%	0.0%	0.8%
19 Atlanta	1.8%	0.0%	1.8%	1.6%	0.0%	1.6%
20 Dallas-Ft Worth	0.0%	1.7%	1.7%	0.0%	1.9%	1.9%

Subtotal Top 20 markets	69.6%	13.9%	83.5%	68.2%	14.4%	82.6%
All other markets (22 in 2007 and 38 in 2006)	8.0%	8.5%	16.5%	7.6%	9.8%	17.4%

Total Conventional NOI	77.6%	22.4%	100.0%	75.8%	24.2%	100.0%

Rent, average fourth quarter	$1,085	$660	$931	$1,037	$637	$874
Occupancy, average fourth quarter	93.2%	94.3%	93.6%	93.4%	94.0%	93.7%
Total number of properties	284	155	439	270	199	469
Total number of units	82,165	45,367	127,532	81,044	54,245	135,289
Effective Units	74,226	38,332	112,558	71,689	43,058	114,747
Average home value [2]	$344,422	$176,148	$285,144
REIS growth rate (4 year weighted average) [3]	3.3%	3.0%	3.3%
Number of markets	27	15	42

[1]	NOI is calculated with the Palazzo properties at 100% ownership for the periods presented. As a result of the sale of a 47% interest in these properties on December 21, 2007, the NOI contribution from the Los Angeles-Long Beach-Ventura market will decrease in the first quarter of 2008.

[2]	ESRI — 2006 demographic data

[3]	Source: REIS, based on Q4 2007 forecasted data

AIMCO 4th Quarter 2007	14

Supplemental Schedule 8
Property Sales and Acquisition Activity
(unaudited)
FOURTH QUARTER 2007 PROPERTY SALES ACTIVITY (dollars in millions, except average rent) [4]

	Number	Number					Aimco	Aimco
	of	of	Gross	FCF[1]	Property	Net Sales[2]	Gross	Net	Average
	Properties	Units	Proceeds	Yield	Debt	Proceeds	Proceeds	Proceeds	Rent
Conventional	8	1,675	$75.2	5.6%	$27.0	$43.9	$43.7	$24.1	$612
Affordable	10	689	26.3	5.2%	21.4	4.3	23.1	3.6	$635

Total Dispositions	18	2,364	$101.5	5.5%	$48.4	$48.2	$66.8	$27.7	$619

YEAR-TO-DATE 2007 PROPERTY SALES ACTIVITY (dollars in millions, except average rent) [4]

	Number	Number					Aimco	Aimco
	of	of	Gross	FCF[1]	Property	Net Sales[2]	Gross	Net	Average
	Properties	Units	Proceeds	Yield	Debt	Proceeds	Proceeds	Proceeds	Rent
Conventional	46	9,068	398.2	5.5%	$177.4	$181.4	$222.1	$125.5	$604
Affordable [3]	30	2,825	89.0	4.9%	59.5	25.1	52.7	15.4	575

Total Dispositions	76	11,893	$487.2	5.4%	$236.9	$206.5	$274.8	$140.9	$597

[1]	Free Cash Flow (FCF) includes a $500 per unit deduction for capital replacements and is before debt service. FCF Yield is calculated as the FCF earned by the properties during the 12 months prior to their sale divided by the sales price.

[2]	Net Sales Proceeds are after repayment of existing debt, net working capital settlements and payment of transaction costs.

[3]	Year-to-date property sales include three unconsolidated properties with 303 units.

[4]	During December 2007, Aimco sold an approximate 47% interest in a partnership owning three previously wholly-owned properties, including The Palazzo at Park La Brea, The Palazzo East at Park La Brea and The Villas at Park La Brea, to the Palazzo JV for approximately $202.0 million. In accordance with GAAP, Aimco did not recognize a gain on this transaction and will continue to consolidate the properties, which are excluded from the property sales activity above.
FOURTH QUARTER 2007 PROPERTY ACQUISITION ACTIVITY (dollars in millions, except average rent)

		Number	Number	Gross
	Ownership	of	of	Purchase	Property	Average
	Percent	Properties	Units	Price	Debt	Rent
Conventional	100%	1	9	$1.3	$0.5	$1,304

YEAR-TO-DATE 2007 PROPERTY ACQUISITION ACTIVITY (dollars in millions, except average rent) [1]

		Number	Number	Gross
	Ownership	of	of	Purchase	Property	Average
	Percent	Properties	Units	Price	Debt	Rent
Conventional [2]	100%	16	1,314	$208.0	$62.7	$1,123

[1]	In addition to the 16 properties acquired from third parties during the year ended December 31, 2007, Aimco acquired seven properties from VMS National Properties Joint Venture, a consolidated real estate partnership in which Aimco held a 22% interest prior to the transaction. The portion of the Venture’s real estate not owned by Aimco prior to the transaction was acquired in exchange for consideration totaling $179.4 million.

[2]	Properties acquired are located in New York, NY; Park Forest, IL; Daytona Beach, FL; Poughkeepsie, NY; Redwood City, CA; and North San Diego, CA.

AIMCO 4th Quarter 2007	15

Supplemental Schedule 9
Capital Expenditures
Year Ended December 31, 2007
(in thousands, except per unit data)
(unaudited)
All capital spending is classified as either Capital Replacements (“CR”), Capital Improvements (“CI”), casualties, redevelopment or entitlement. Non-redevelopment and non-casualty capitalizable expenditures are apportioned between CR and CI based on the useful life of the capital item under consideration and the period Aimco has owned the property (i.e., the portion that was consumed during Aimco’s ownership of the item represents CR; the portion of the item that was consumed prior to Aimco’s ownership represents CI). See the Glossary for further descriptions.
The table below details Aimco’s share of actual spending, on both consolidated and unconsolidated real estate partnerships, for Capital Replacements, Capital Improvements, casualties, redevelopment and entitlement for the year ended December 31, 2007. Per unit numbers are based on approximately 132,862 average units, including 115,046 conventional and 17,817 affordable units. Average units are weighted for the period and represent Effective Units excluding non-managed units. [1]

	Aimco's Share of	Per Effective
	Expenditures	Unit
Capital Replacements Detail:
Building and grounds	$43,579	$328
Turnover related	45,635	343
Capitalized site payroll and indirect costs	13,398	101

Total Aimco’s share of Capital Replacements	$102,612	$772

Capital Replacements:
Conventional	$95,329	$829
Affordable	7,283	$409

Total Aimco’s share of Capital Replacements	102,612	$772

Capital Improvements:
Conventional	113,977	$991
Affordable	9,684	$544

Total Aimco’s share of Capital Improvements	123,661	$931

Casualties:
Conventional	11,404
Affordable	1,313

Total Aimco’s share of Casualties [2]	12,717

Redevelopment (see Schedule 10):
Active Conventional projects	283,637
Active Tax Credit projects	49,725
Pre-construction and other activities [3]	19,455

Total Aimco’s share of Redevelopment	352,817

Entitlement [4]	26,304

Total Aimco’s share of capital expenditures	618,111

Plus minority partners’ share of consolidated spending	72,358
Less Aimco’s share of unconsolidated spending	(750)

Capital expenditures per consolidated statement of cash flows	$689,719

[1]	Average units calculated pro rata for the period based on acquisition and disposition timing.

[2]	A portion of expenditures related to casualty losses is reimbursed through insurance.

[3]	Includes consulting, legal, and capitalized labor costs, some physical construction work, and trailing expenditures on projects that were substantially completed in prior periods.

[4]	Entitlement projects consist of Lincoln Place (CA), Pacific Bay Vistas (formerly Treetops) (CA) and Springhill Lake (MD). Lincoln Place and Pacific Bay Vistas are predominantly vacant and have December 31, 2007 net book values of approximately $189 million and $30 million, respectively.

AIMCO 4th Quarter 2007	16

Supplemental Schedule 10
Summary of Redevelopment Activity
Year Ended December 31, 2007
(dollars in millions)
(unaudited)

				Actual Expenditures

					Year Ended
			Total		December 31, 2007
	Number of	Number of	Estimated	Inception to	Actual	Aimco’s
	Properties	Units	Expenditures	Date	Amount	Share
CONVENTIONAL REDEVELOPMENT PROJECTS
Active redevelopment projects at December 31, 2006	45	18,628	$517.3	$408.5	$210.8	$183.9
New redevelopment projects started during period	19	6,890	306.5	108.4	108.4	99.7
Changes in project scope and estimated costs			50.6

Redevelopment projects during period	64	25,518	874.4	516.9	319.2	283.6

Projects completed during period	(16)	(6,077)	(118.1)	(118.1)

Active redevelopment projects at December 31, 2007 [1]	48	19,441	756.3	398.8

TAX CREDIT REDEVELOPMENT PROJECTS
Active redevelopment projects at December 31, 2006	5	706	26.6	17.7	18.2	15.8
New redevelopment projects started during period	7	1,160	87.4	34.0	34.0	34.0
Changes in project scope and estimated costs			2.6

Redevelopment projects during period	12	1,866	116.6	51.7	52.2	49.8

Projects completed during period	(1)	(151)	(3.6)	(3.6)

Active redevelopment projects at December 31, 2007	11	1,715	113.0	48.1

TOTAL ACTIVE REDEVELOPMENT PROJECTS	59	21,156	$869.3	$446.9

YEAR-TO-DATE REDEVELOPMENT EXPENDITURES					$371.4	$333.4

[1]	Targeted return on investment in conventional redevelopment projects is 7.5% — 8.5%.

AIMCO 4th Quarter 2007	17

Supplemental Schedule 11
Aimco Capital
(in thousands, unaudited)
Asset Management and Transaction Income

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Activity fees and asset management revenues:
Current asset management [1]	$852	$(611)	$2,651	$1,985
Deferred asset management [2]	8,912	30	11,924	4,001
Promotes	6,603	3,462	16,549	6,945
Other GP transactional fees	1,549	1,970	4,842	7,271

Total asset management revenues	17,916	4,851	35,966	20,202
Tax credit syndication fees [3]	9,286	9,181	13,892	12,696
Deferred tax credit income [4]	6,999	2,550	23,897	15,995

Total tax credit revenues	16,285	11,731	37,789	28,691

Total activity fees and asset management revenues	34,201	16,582	73,755	48,893

Accretion on discounted notes receivable [5]	2,053	5,057	6,490	6,720
Flamingo option termination fees	—	—	6,000	—
Land gains	987	2,266	987	11,525
Other income [6]	1,571	1,188	5,745	3,355

Total asset management and transaction revenue	38,812	25,093	92,977	70,493
Activity and asset management expenses	(5,345)	(5,819)	(23,102)	(17,342)

Net asset management and transaction income (pre-tax)	33,467	19,274	69,875	53,151
Income taxes [7]	(4,720)	(5,939)	(11,032)	(12,380)

Net asset management and transaction income (after tax)	$28,747	$13,335	$58,843	$40,771

Summary of Projected Tax Credit Income as of December 31, 2007

	Year Ending December 31,
	2008	2009	2010	2011	2012	Thereafter	Total
Amortization of deferred income [8]	$25,932	$25,690	$24,953	$24,373	$24,121	$93,265	$218,334
Income taxes [9]	(10,113)	(10,019)	(9,732)	(9,505)	(9,407)	(36,373)	(85,149)

Projected income, net of tax	$15,819	$15,671	$15,221	$14,868	$14,714	$56,892	$133,185

Notes

[1]	Current asset management fees represent income earned in exchange for asset management services provided to third parties.

[2]	Deferred asset management fees represent asset management fees earned in prior periods, the collectibility of which was deemed uncertain, and such fees were therefore deferred. Fees are recognized in income when collectibility is probable and reasonably estimable as a result of a completed or pending transaction which generates a reliable source of payment.

[3]	Aimco receives a fee for the syndication of tax credit partnerships which is earned and paid upon completion of the syndication.

[4]	Aimco earns tax credit income in connection with the transfer of tax credits to tax credit investors, a significant portion of which is paid simultaneously with the completion of the syndication. The balance is generally paid within 12 to 24 months. See Summary of Projected Tax Credit Income.

[5]	Aimco holds certain loans extended by predecessors whose positions we generally acquired at a discount. Interest income on these discounted notes is recognized at such time when the collectibility of the income is probable and reasonably estimable as a result of a completed or pending transaction which generates a reliable source of repayment.

[6]	Other income consists primarily of consideration received in exchange for the transfer of certain property rights.

[7]	Asset management and transaction income is earned in part by Aimco’s taxable REIT subsidiaries. The effective tax rate varies from period to period based on the portion of total income earned by taxable REIT subsidiaries.

[8]	Amortization of deferred income represents the periodic recognition of deferred revenue and costs relating to Aimco’s existing tax credit arrangements. Deferred income is recognized as the related low income housing tax credits and other tax benefits are delivered to tax credit investors. Deferred revenue reflects cash received but not yet recognized as revenue, and cash expected to be received from investors in the future under conditional capital contribution commitments. The amounts to be received in the future are subject to adjustment based on the amounts of tax benefits actually delivered to investors and Aimco’s compliance with applicable regulations and other conditions. Deferred costs reflect costs incurred in structuring these arrangements. The timing of income recognition is subject to change based on the timing of delivery of tax benefits, which timing may be affected by factors related to the development, operations and financing of the related properties.

[9]	An effective income tax rate of 39% is assumed. For GAAP and FFO purposes, income taxes are recognized concurrent with the amortization of deferred income.

AIMCO 4th Quarter 2007	18

Supplemental Schedule 12
Apartment Unit Summary
As of December 31, 2007
(unaudited)

	Number of	Number of	Effective	Average
	Properties	Units	Units	Ownership
Conventional Real Estate Portfolio:
Wholly-owned consolidated properties	288	80,719	80,719	100%
Partially-owned consolidated properties	149	46,081	31,575	69%
Partially-owned unconsolidated properties	2	732	264	36%

Total	439	127,532	112,558	88%

Affordable Real Estate Portfolio:
Wholly-owned consolidated properties	84	11,671	11,671	100%
Partially-owned consolidated properties	136	15,287	5,253	34%
Partially-owned unconsolidated properties	92	10,146	1,923	19%

Total	312	37,104	18,847	51%

Total Owned Real Estate Portfolio:
Wholly-owned consolidated properties	372	92,390	92,390	100%
Partially-owned consolidated properties	285	61,368	36,828	60%
Partially-owned unconsolidated properties	94	10,878	2,187	20%

Total	751	164,636	131,405	80%

Management Contracts:
Property-managed for third parties	36	3,228
Asset-managed	382	35,176

Total	418	38,404

Total Portfolio	1,169	203,040

AIMCO 4th Quarter 2007	19

Special Supplement to Fourth Quarter 2007 Earnings Release (continued)
2007 Special Dividend
As announced on December 21, 2007, the Aimco Board of Directors declared a special dividend of $2.51 per share of Class A Common Stock, paid on January 30, 2008, to stockholders of record on December 31, 2007. The special dividend was paid in a combination of approximately $55.0 million of cash and 4.6 million additional shares of Class A Common Stock based on stockholder elections, subject to certain limitations. The dividend is taxable to the stockholders in 2007 without regard to whether a particular stockholder received the dividend in the form of cash or shares. The special dividend allowed Aimco to satisfy its REIT distribution requirement while preserving cash for other corporate purposes, including share repurchases.
A portion of the special dividend in the amount of $0.60 per share represents an accelerated payment of the dividend for the quarter ended December 31, 2007, and a portion represents an additional dividend in the amount of $1.91 based on taxable gains arising from property dispositions during 2007. Summarized results of the special dividend payment are as follows:
•	The market value per share of Class A Common Stock for purposes of the special dividend, $38.71, was based on the average closing price per share of our Class A Common Stock on the New York Stock Exchange on January 23 and 24, 2008.

•	To stockholders electing to receive the special dividend in all stock, Aimco paid the dividend in shares.

•	To stockholders electing to receive the special dividend in all cash, Aimco paid the dividend in the form of $0.80811289 per share in cash and $1.70188711 per share in stock.

•	To stockholders failing to make an election, Aimco paid the special dividend in the form of $0.6024 per share in cash and $1.9076 per share in stock.

•	To stockholders making a mixed election, Aimco paid the special dividend in a combination of cash and stock subject to stockholder election and the cash limitation described in the prospectus filed with the Securities and Exchange Commission on January 2, 2008.

•	Aimco paid fractional shares in the form of cash.
Generally Accepted Accounting Principles require that all reported per share data, for current and prior periods, be adjusted to reflect the issuance of the shares described above. The following table provides Aimco’s reported fourth quarter and full year 2007 and 2006 results and the same results excluding the effect of the additional shares:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Financial Results

Earnings (loss) — EPS, excluding special dividend	$(0.28)	$0.69	$(0.38)	$1.00
Earnings (loss) — EPS, including special dividend	$(0.27)	$0.66	$(0.36)	$0.95

Funds from operations — FFO, excluding special dividend	$0.86	$0.88	$3.32	$3.04
Funds from operations — FFO, including special dividend	$0.83	$0.84	$3.17	$2.90

FFO before impairment and preferred redemption charges, excluding special dividend	$0.92	$0.88	$3.41	$3.09
FFO before impairment and preferred redemption charges, including special dividend	$0.88	$0.84	$3.25	$2.95

Adjusted funds from operations — AFFO, excluding special dividend	$0.65	$0.73	$2.45	$2.39
Adjusted funds from operations — AFFO, including special dividend	$0.62	$0.70	$2.34	$2.28

Calculation of Weighted Average Shares

Earnings (loss) — EPS
Weighted average common shares — diluted, excluding the special dividend	93,463	95,715	95,106	95,758
Weighted average common shares — diluted attributable to the special dividend	4,523	4,530	4,523	4,522

Weighted average common shares — diluted, including the special dividend	97,986	100,245	99,629	100,280

Funds from operations — FFO
Weighted average common shares — diluted, excluding the special dividend	96,437	99,906	97,983	98,522
Weighted average common shares — diluted attributable to the special dividend	4,672	4,704	4,643	4,714

Weighted average common shares — diluted, including the special dividend	101,109	104,610	102,626	103,236

FFO before impairment and preferred redemption charges
Weighted average common shares — diluted, excluding the special dividend	96,437	99,906	97,983	98,536
Weighted average common shares — diluted attributable to the special dividend	4,672	4,704	4,643	4,714

Weighted average common shares — diluted, including the special dividend	101,109	104,610	102,626	103,250

Adjusted funds from operations — AFFO
Weighted average common shares — diluted, excluding the special dividend	94,371	99,834	97,421	98,451
Weighted average common shares — diluted attributable to the special dividend	4,570	4,700	4,621	4,710

Weighted average common shares — diluted, including the special dividend	98,941	104,534	102,042	103,161

AIMCO 4th Quarter 2007	20

Glossary
GLOSSARY OF NON-GAAP FINANCIAL AND OPERATING MEASURES: Financial and operating measures found in the Earnings Release and Supplemental Information include certain financial measures used by Aimco management that are not calculated in accordance with generally accepted accounting principles, or GAAP. These measures are defined below and, where appropriate, reconciled on the accompanying Supplemental Schedules to the most comparable GAAP measures.
ACQUISITION PROPERTIES: Properties that have not reached a stabilized level of occupancy during both the current and comparable prior year period.
ADJUSTED FUNDS FROM OPERATIONS (AFFO): AFFO is FFO (diluted) less Capital Replacement expenditures, plus non-cash charges for preferred stock redemption related costs and impairment losses, all of which are adjusted for the Aimco Operating Partnership’s share. Similar to FFO, AFFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. Please see Supplemental Schedule 1 for AFFO data reconciled to net income as determined in accordance with GAAP. There can be no assurance that Aimco’s method for computing AFFO is comparable with that of other real estate investment trusts.
AFFORDABLE PROPERTIES: Affordable properties benefit from government programs designed to pay rental income on behalf of people with low or moderate incomes and includes properties that were owned for all periods presented.
CAPITAL IMPROVEMENTS (CI): CI expenditures include all non-redevelopment capital expenditures that are made to enhance the value, profitability or useful life of an asset from its original purchase condition. CI expenditures are a component of capital expenditures in the GAAP Statements of Cash Flows.
CAPITAL REPLACEMENTS (CR): CR expenditures do not increase the value, profitability or useful life of an asset from its original purchase condition. They represent the share of expenditures that are deemed to replace the consumed portion of acquired capital assets. CR expenditures are deducted in the calculation of AFFO and FCF. Please refer to Supplemental Schedule 9 for further detail. CR expenditures are a component of capital expenditures in the GAAP Statements of Cash Flows.
CASUALTY CAPITAL EXPENDITURES: Casualty capital expenditures represent capitalized costs incurred in connection with casualty losses and are associated with the restoration of the asset. A portion of the restoration costs is reimbursed by insurance carriers based on deductibles associated with each loss.
CORE PROPERTIES: Conventional properties located in selected markets that Aimco intends to hold and improve over the long-term.
EFFECTIVE UNITS: Unit count at 100% ownership multiplied by Aimco’s ownership share.
FREE CASH FLOW (FCF): FCF measures profitability of operations and is prior to the cost of capital. FCF is comprised of AFFO (defined above), with adjustments to add back interest expense, minority interest in the Aimco Operating Partnership, and preferred dividends. Because Aimco has unconsolidated real estate interests, it is useful for management and investors to understand, in addition to consolidated cash flows, cash flows related to Aimco’s unconsolidated real estate holdings.
FUNDS FROM OPERATIONS (FFO): FFO is a commonly used measure of REIT performance defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income, computed in accordance with GAAP, excluding gains from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Aimco computes FFO for all periods presented in accordance with the guidance set forth by NAREIT’s April 1, 2002 White Paper. Aimco calculates FFO (diluted) by subtracting preferred stock redemption related redemption related costs and dividends on preferred stock and adding back dividends/ distributions on dilutive preferred securities. FFO is helpful to investors in understanding Aimco’s performance because it captures features particular to real estate performance by recognizing that real estate generally appreciates over time or maintains residual value to a much greater extent than do other depreciating assets such as machinery, computers or other personal property. There can be no assurance that Aimco’s method for computing FFO is comparable with that of other real estate investment trusts. Please see Supplemental Schedule 1 for FFO data reconciled to net income as determined in accordance with GAAP.
NON-CORE PROPERTIES: Properties located in markets that are not considered selected markets or in less favored locations within selected markets, which Aimco intends to hold for the intermediate term.
OTHER EXPENSES (INCOME), NET: Other expenses (income), net includes tax provision/benefit, franchise taxes, risk management activities related to our unconsolidated partnerships and partnership expenses (partnership level expenses incurred directly or indirectly for services such as audit, tax and legal.)

AIMCO 4th Quarter 2007	21

Glossary (continued)
OTHER PROPERTIES: Conventional properties that have significant rent control restrictions, university housing properties that have been owned for more than one year and properties that are not multi-family such as commercial properties or fitness facilities.
REDEVELOPMENT PROPERTIES: Properties where (1) a substantial number of available units have been vacated for major renovations or have not been stabilized in occupancy for at least one year as of the earliest period presented, or (2) other significant renovation, such as exteriors, common areas or unit improvements (done upon lease expirations), is underway or has been complete for less than one year, as of the earliest period presented. In both cases the properties have been removed from the Same Store portfolio.
SAME STORE: Same Store is used commonly to describe Conventional properties managed by Aimco, in which Aimco’s ownership exceeds 10% and that have reached a stabilized level of occupancy during both the current and comparable prior year period. Properties classified as held for sale are not included in Same Store. These results measure operating performance without variations caused by investment transactions. Aimco provides data for consolidated Same Store properties as well as its proportionate share of consolidated and unconsolidated Same Store properties. To ensure comparability, the information for all periods shown is based on current period ownership. Please see Supplemental Schedules 6a through 6c for Same Store data reconciled to rental and other property revenues and property operating expense as determined in accordance with GAAP.

AIMCO 4th Quarter 2007	22